UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WM Technology, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

WM Technology, Inc.
PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED APRIL 17, 2026
Notice of Annual Meeting of Stockholders
To be Held on Wednesday, June 24, 2026
at 10:00 a.m. Pacific Time
WM Technology, Inc.
41 Discovery
Irvine, California 92618

Notice of Annual
Meeting of
Stockholders
Date:
Wednesday, June 24, 2026
Time:
at 10:00 a.m. Pacific Time
Place:
www.
virtualshareholdermeeting.
com/MAPS2026

YOUR VOTE
IS IMPORTANT
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Wednesday, June 24, 2026 at 10:00 a.m. Pacific Time online at www.
virtualshareholdermeeting.
com/MAPS2026.
The proxy statement and annual report to stockholders
are available at www.proxyvote.com
Dear Stockholders of
WM Technology, Inc.
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of WM Technology, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 24, 2026 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/MAPS2026. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, allows our stockholders, including our international employees, around the world to attend the Annual Meeting, and provides cost savings for our stockholders and the Company. A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting at our corporate headquarters during regular business hours.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement (“Proxy Statement”):

To approve an amendment to our Certificate of Incorporation to declassify the Board of Directors and to provide for the immediate annual election of all directors.

To approve, on a non-binding advisory basis, the compensation as disclosed in the Proxy Statement of our principal executive officer and our two most highly compensated executive officers (other than our principal executive officer) who were serving as our executive officers at the end of the last completed fiscal year for the year ended December 31, 2025;

To ratify the selection by the audit committee of the Board of Directors of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the year ending December 31, 2026;

(a)
If Proposal No. 1 is approved, to elect the seven director nominees named in the accompanying Proxy Statement, each to serve until the 2027 annual meeting of stockholders, or until their successors are duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal;
(b)
If Proposal No. 1 is not approved, to elect the three nominees for Class II directors named in the accompanying Proxy Statement, each to serve until the 2029 annual meeting of stockholders, or until their successors are duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal; and

To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the Annual Meeting is Monday, April 27, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/MAPS2026.

By Order of the Board of Directors,
/s/ Brian Camire

Brian Camire
General Counsel and Secretary
Irvine, California
April   , 2026
You are cordially invited to attend the Annual Meeting, which will be held virtually via a live audio webcast. Whether or not you expect to attend the Annual Meeting, please vote your shares over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Page
Questions and Answers About These Proxy Materials and Voting	2
Information Regarding the Board of Directors and Corporate Governance	14
Director Independence	14
Board Leadership Structure	15
Role of the Board in Risk Oversight	15
Meetings of the Board of Directors	16
Information Regarding Committees of the Board of Directors	16
Audit Committee	17
Report of the Audit Committee of the Board of Directors	17
Compensation Committee	18
Compensation Committee Processes and Procedures	18
Nominating and Corporate Governance Committee	19
Technology Committee	20
Stockholder Communications with the Board of Directors	21
Code of Conduct	21
Corporate Governance Guidelines	21
Insider Trading Policy	21
Hedging and Pledging Policy	21
Proposal No. 1 Amendment to Certificate of Incorporation to Declassify the Board of Directors and Provide for the Immediate Annual Election of All Directors	22
Proposal No. 2 Advisory Vote, on a Non-Binding Basis, to Approve the Compensation of Our Named Executive Officers for the Year Ended 2025	24
Proposal No. 3 Ratification of Selection of Independent Registered Public Accounting Firm	25
Proposal No. 4a Election of Directors if Proposal No. 1 is Approved	28
Proposal No. 4b Election of Directors if Proposal No. 1 is not Approved	29
Principal Accountant Fees and Services	26
Pre-Approval Policies and Procedures	27
Executive Officers	33
Security Ownership of Certain Beneficial Owners and Management	34
Executive Compensation	37
Summary Compensation Table	46
Outstanding Equity Awards at Fiscal Year-End	47
Potential Payments Upon Termination or Change in Control	48
Director Compensation	50
Pay Versus Performance	53
Certain Relationships and Related Person Transactions	57
Householding of Proxy Materials	63
Other Matters	64
Appendix A	A-1

Explanatory Note
As previously disclosed, on April 7, 2026, we provided notice of our voluntary intention to delist our Class A Common Stock (the “Class A Common Stock”) and warrants to purchase Class A Common Stock (the “Warrants”) from the Nasdaq Global Select Market (“Nasdaq”) and eventual deregistration of the Common Stock and Warrants under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We notified Nasdaq that we intend to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about April 17, 2026 to effect the delisting of the Common Stock and Warrants from Nasdaq and to deregister the Common Stock and Warrants under Section 12(b) of the Exchange Act. The removal of the Common Stock and Warrants will be effective 10 days after the filing of the Form 25. Once permitted, we expect to file a Form 15 with the SEC to deregister the Common Stock and Warrants under the Exchange Act and suspend our duty to file any reports required under Section 13(a) and 15(d) of the Exchange Act. Following delisting of the Common Stock and Warrants, we expect the Common Stock and Warrants will be quoted for trading on a market operated by OTC Markets Group, Inc. (the “OTC”) so that a trading market may continue to exist for such securities. There is no guarantee, however, that trading of the Common Stock and Warrants on the OTC will commence or that a broker will continue to make a market in the Common Stock and Warrants. As a result of the foregoing, the price of the Company’s Common Stock and Warrants will likely be adversely affected and there will likely be a decrease in the liquidity of the Company’s Common Stock and Warrants.
As used in this Proxy Statement, references to “we,” “us,” “our,” “WM Technology” and the “Company” refer to WM Technology, Inc. and its subsidiaries.

WM Technology, Inc. Proxy Statement
For the 2026 Annual Meeting of Stockholders to be Held at 10:00 a.m. Pacific Time on Wednesday, June 24, 2026
We have sent you these proxy materials because the Board of Directors of WM Technology, Inc. (the “Board”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Wednesday, June 24, 2026 at 10:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/MAPS2026 where you will be able to listen to the meeting live, submit questions and vote online.
You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement (the “Proxy Statement”). However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2025 Annual Report, are being distributed and made available on or about Tuesday, April 28, 2026.
Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

WM Technology, Inc.	1	2026 Proxy Statement

Questions and Answers About These Proxy Materials and Voting
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.
We intend to mail the Notice on or about Tuesday, April 28, 2026 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?	We may send you a proxy card, along with a second Notice, on or after Friday, May 22, 2026.
How do I attend the Annual Meeting?
The Annual Meeting will be held through a live audio webcast at www.virtualshareholdermeeting.com/MAPS2026. You are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on Monday, April 27, 2026. If you attend the Annual Meeting online, you will be able to vote and submit questions at www.virtualshareholdermeeting.com/MAPS2026. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/MAPS2026 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice, proxy card or in the email sending you the Proxy Statement. If you are a beneficial owner, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your Control Number.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
We encourage you to access the Annual Meeting prior to the designated start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures. Participation in the Annual Meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first come, first served basis.

WM Technology, Inc.	2	2026 Proxy Statement

What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will still be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/MAPS2026 and register as a guest. However, if you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Where can I get technical assistance?	If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.
For the Annual Meeting, how do I ask questions of management and the Board?
We plan to have a Q&A session at the Annual Meeting. Questions may be submitted prior to the Annual Meeting through www.virtualshareholdermeeting.com/MAPS2026. During the live Q&A session of the Annual Meeting, we may answer questions as they come in to the extent relevant to the business of the Annual Meeting and as time permits. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to.
We plan to address stockholder Q&A at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Stockholders may submit questions relevant to the business of the Annual Meeting in advance of the Annual Meeting. If you are a stockholder, you may submit a question in advance of the Annual Meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted prior to the Annual Meeting through www.virtualshareholdermeeting.com/MAPS2026.

If I miss the annual meeting, will there be a copy posted online?	Yes, a replay of the annual meeting webcast will be available at www.virtualshareholdermeeting.com/MAPS2026.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on Monday, April 27, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were    shares of Class A Common Stock and    shares of Class V Common Stock (the “Class V Common Stock”, and together with the Class A Common Stock, the “Common Stock”) outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on Monday, April 27, 2026, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.proxyvote.com. You will be asked to provide the Control Number from your Notice. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

WM Technology, Inc.	3	2026 Proxy Statement

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If on Monday, April 27, 2026 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

What matters am I voting on?
There are four matters scheduled for a vote:
   •
To approve an amendment to our Certificate of Incorporation to declassify our Board of Directors and to provide for the immediate annual election of all directors (“Proposal No. 1” or the “Declassification Proposal”).
   •
To approve, on a non-binding advisory basis, the compensation of our principal executive officer and our two most highly compensated executive officers (other than our principal executive officer) who were serving as our executive officers at the end of the year ended December 31, 2025 (the “Named Executive Officers”) (“Proposal No. 2”);
   •
To ratify the selection by the audit committee of the Board (the “Audit Committee”) of Macias Gini & O’Connell LLP (“MGO”) as our independent registered public accounting firm for the year ending December 31, 2026 (“Proposal No. 3”); and
   •
If Proposal 1 is:
(a)
If approved, to elect the seven director nominees named in the accompanying Proxy Statement, each to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified or until the director’s earlier death, disqualification, resignation or removal (the “Nominee Alternative A Proposal” or “Proposal No. 4a”).
(b)
If not approved, to elect the three nominees for Class II directors named in the accompanying Proxy Statement, each to serve until the 2029 annual meeting of stockholders or until their successors are duly elected and qualified or until the director’s earlier death, disqualification, resignation or removal (the “Nominee Alternative B Proposal” or “Proposal No. 4b”, and, together with the Nominee Alternative A Proposal, the “Alternative Nominee Proposals”);

WM Technology, Inc.	4	2026 Proxy Statement

Why are there two proposals relating to the election of directors?
If the Declassification Proposal is approved at the Annual Meeting, promptly following such vote, we will file an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware that will declassify the Board and provide for the immediate annual election of directors. In this case, our stockholders will vote at the Annual Meeting with respect to the nominees named in the Nominee Alternative A Proposal (see “Proposal No. 4a – Election of Directors if Proposal No. 1 is Approved”). Conversely, if the Declassification Proposal is not approved, the Board will remain classified so that (a) only the three Class II director nominees named in the Nominee Alternative B Proposal will stand for election at the Annual Meeting and (b) directors currently serving in Class I and Class III will continue to serve as directors until their respective terms expire at the 2027 and 2028 annual meetings, respectively, or until their earlier death, disqualification, resignation or removal (see “Proposal No. 4b – Election of Directors if Proposal No 1 is Not Approved). When you submit your proxy in advance of the Annual Meeting, you should provide your voting instructions with respect to both Alternative Nominee Proposals and such Alternative Nominee Proposal is voted on at the Annual Meeting, your shares will be voted with respect to such Alternative Nominee Proposal in accordance with the recommendation of the Board.

What if another matter is properly brought before the meeting?
The Board does not know of any other matters to be brought before the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

WM Technology, Inc.	5	2026 Proxy Statement

How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record on Monday, April 27, 2026, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:
   •
To vote online during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/MAPS2026. You will need to enter the 16-digit Control Number found on your Notice of Internet Availability, or notice you receive or in the email sending you the Proxy Statement.
   •
To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on Tuesday, June 23, 2026), you may vote via the Internet at www.proxyvote.com; by telephone; or by completing and returning their proxy card or voting instruction form, as described below.

By Mail	By Telephone	By Internet

To vote using the proxy card that may have been delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Control Number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on Tuesday, June 23, 2026 to be counted.

To vote through the internet, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on Tuesday, June 23, 2026 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares held in street name should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner of shares held in street name, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

WM Technology, Inc.	6	2026 Proxy Statement

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Class A Common Stock and each share of Class V Common Stock you own as of Monday, April 27, 2026. Holders of Class A Common Stock and Class V Common Stock will vote together as one class on all proposals.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the Declassification Proposal, “For” the advisory approval of executive compensation, “For” the ratification of the selection by the Audit Committee of MGO as our independent registered public accounting firm for the year ending December 31, 2026, and “For” each of the nominees for director set forth in the Alternative Nominee Proposals. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine”, but not with respect to “non-routine” matters. In this regard, Proposals No. 1, 2, 4a and 4b are considered to be “non-routine” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal No. 3 is considered to be a “routine” matter meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal No. 3.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to the “non-routine” matters are counted as “broker non-votes.” Proposals No. 1, 2, 4a and 4b are considered to be “non-routine”, and are proposals for which brokers do not have discretionary voting authority. We therefore expect broker non-votes to exist in connection with those proposals. Proposal No. 3 is a “routine” matter and therefore broker non-votes are not expected to exist in connection with this proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

WM Technology, Inc.	7	2026 Proxy Statement

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
   •
You may submit another properly completed proxy card with a later date.
   •
You may grant a subsequent proxy by telephone or through the internet.
   •
You may send a timely written notice that you are revoking your proxy to WM Technology, Inc., Attn: Corporate Secretary at 41 Discovery, Irvine, California 92618. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
   •
You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank as a nominee or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals No. 1, 2 and 3, and will have the same effect as “Against” votes. Broker non-votes on Proposal No. 2 and 4a and 4b will have no effect and will not be counted towards the vote total for any of those proposals. Broker non-votes will be counted towards the vote total for Proposal No. 1, and will have the same effect as “Against” votes. Proposal 3 is considered a “routine” matter, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 3.

WM Technology, Inc.	8	2026 Proxy Statement

How many votes are needed to approve each proposal?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
No. 1	Approval of an amendment to our Certificate of Incorporation to declassify our Board of Directors and to provide for the immediate annual election of all directors
The affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the total voting power of the outstanding shares of Common Stock entitled to vote generally in the election of directors
			FOR, AGAINST, or ABSTAIN	Abstentions are treated as votes Against	Broker non-votes are treated as votes Against	FOR
No. 2	Advisory approval of the compensation of our Named Executive Officers	The affirmative vote of a majority in voting power of shares of Common Stock present by remote communication or represented by proxy and entitled to vote thereon	FOR, AGAINST, or ABSTAIN	Abstentions are treated as votes Against	Broker non-votes will have no effect.	FOR
No. 3	Ratification of the appointment of MGO as the Company’s independent registered public accounting firm for the fiscal year ending 2026	The affirmative vote of a majority in voting power of shares of Common Stock present by remote communication or represented by proxy and entitled to vote thereon	FOR, AGAINST or ABSTAIN	Abstentions are treated as votes Against	Not applicable(1)	FOR
No. 4a
If Proposal No. 1 is not approved, the election of the seven director nominees named in this Proxy Statement, each to serve until the 2027 annual meeting annual meeting of stockholders or until their successors are duly elected and qualified or until the director’s earlier death, disqualification, resignation or removal

Plurality of the votes cast. In other words, for the election of directors, the nominees receiving the most “For” votes will be elected.

However, under our Director Resignation Policy adopted in October 2025, any incumbent director nominee in an uncontested election, including a stockholder election conducted on an advisory basis, who does not receive a majority of the votes cast (i.e., receives a greater number of “Withhold” votes from his or her election than “For” votes in such election) will promptly submit his or her resignation for consideration by the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other actions should be taken.
			FOR or WITHHOLD	Withhold votes will have no effect.	Broker non-votes will have no effect	FOR each of the director nominees

WM Technology, Inc.	9	2026 Proxy Statement

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation

The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

No. 4b
If Proposal No. 1 is not approved, the election of the three nominees for Class II directors named in the accompanying Proxy Statement, each to serve until the 2029 annual meeting of stockholders or until their successors are duly elected and qualified or until the director’s earlier death, disqualification, resignation or removal

Plurality of the votes cast. In other words, for the election of directors, the nominees receiving the most “For” votes will be elected.

However, under our Director Resignation Policy adopted in October 2025, any incumbent director nominee in an uncontested election, including a stockholder election conducted on an advisory basis, who does not receive a majority of the votes cast (i.e., receives a greater number of “Withhold” votes from his or her election than “For” votes in such election) will promptly submit his or her resignation for consideration by the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other actions should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly
			FOR or WITHHOLD	Withhold votes will have no effect.	Broker non-votes will have no effect	FOR each of the director nominees

WM Technology, Inc.	10	2026 Proxy Statement

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation

disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other agent who holds your shares, your bank, broker or other agent has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of all outstanding shares of Common Stock entitled to vote are present by remote communication at the Annual Meeting or represented by proxy. On the record date, there were    shares of Common Stock outstanding and entitled to vote. Thus, the holders of    shares of Common Stock must be present by remote communication at the meeting or represented by proxy at the Annual Meeting to have a quorum. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority in voting power of the shares of Common Stock present by remote communication at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

WM Technology, Inc.	11	2026 Proxy Statement

When are stockholder proposals and director nominations due for next year’s annual meeting?
As previously disclosed, we intend to file a Form 25 with the SEC on or about April 17, 2026 to effect the delisting of our Common Stock and Warrants and to deregister our Common Stock and Warrants under Section 12(b) of the Exchange Act. The removal of the Common Stock and Warrants from Nasdaq will be effective 10 days after filing of the Form 25. 90 days after filing the Form 25, our Section 12(b) deregistration will become effective and we will no longer be required to comply with Schedule 14A under the Exchange Act.
In the event we do not file a Form 25 with the SEC as intended and remain subject to Schedule 14A, to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by Tuesday, December 29, 2026, to WM Technology, Inc., Attn: Corporate Secretary, 41 Discovery, Irvine, California 92618. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so by submitting your proposal in writing which must be received by the Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than the close of business on Wednesday, February 24, 2027 and no later than the close of business on Friday, March 26, 2027. The notice must contain the information required by the Amended and Restated Bylaws of the Company (the “Bylaws”). In the event that the date of the 2027 Annual Meeting is not within 30 days before or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting of stockholders, or no annual meeting was held during the preceding year, then the Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to 2027 Annual Meeting or the closing of business on the tenth day following the day on which public announcement of the date of such meeting is first made. In addition, stockholders who intend to solicit proxies in support of director nominees other than WM Technology, Inc.’s nominees must also comply with the additional requirements of Rule 14a-19(b) promulgated under the “Exchange Act, no later than Sunday, April 25, 2027.

FORWARD-LOOKING STATEMENTS
This Proxy Statement includes “forward-looking statements” regarding our future business expectations which involve risks and uncertainties. Forward looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our strategy, intentions to voluntarily delist the Common Stock and the Warrants from Nasdaq and to deregister the Common Stock and Warrants under the Exchange Act, and the anticipated timing and any anticipated results of such actions. These statements are based on various assumptions, whether or not identified in this Proxy Statement, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including market reactions or impacts resulting from our delisting and deregistration, including the impact on our liquidity and the price of the Common Stock and Warrants; our eligibility for and timing of quotation on the OTC markets; the possibility that trading in the Common Stock and Warrants on the OTC markets, if available, may be significantly less liquid and/or have greater price volatility; our financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and our ability to acquire new clients and retain existing clients; expectations and timing related to commercial product launches; success of our go-to-market strategy; our ability to scale its business and expand its offerings; our competitive advantages and growth strategies; our future

WM Technology, Inc.	12	2026 Proxy Statement

capital requirements and sources and uses of cash; the impact of the material weaknesses in our internal controls and ability to remediate these material weaknesses in the timing we anticipate, or at all; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; the effect of macroeconomic conditions, including but not limited to inflation, tariffs, public health crises, uncertain credit and global financial markets, past and potential future disruptions in access to bank deposits or lending commitments due to bank failures, current and potential future geopolitical events, including the military conflicts between Russia and Ukraine and in the Middle East, and the occurrence of a catastrophic event, including but not limited to severe weather, war, or terrorist attack; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis and hemp industries; our ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; our ability to manage future growth; our ability to effectively anticipate and address changes in the end-user market in the cannabis industry; our ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; our ability to maintain and grow its two-sided marketplace, including its ability to acquire and retain paying clients; our ability to continue to collect on outstanding receivables; our ability to realize the expected benefits of any strategic acquisitions; the effects of competition on our future business; our success in retaining or recruiting, or changes required in, officers, key employees or directors; cyber-attacks and security vulnerabilities; the possibility that we may be adversely affected by other economic, business or competitive and those factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this Proxy Statement. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this Proxy Statement. Accordingly, undue reliance should not be placed upon the forward-looking statements.

WM Technology, Inc.	13	2026 Proxy Statement

Information Regarding the Board of Directors and Corporate Governance
Director Independence
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation Committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member. Additionally, Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee of the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Anthony Bay, Brent Cox, Harry DeMott, Brenda Freeman, Glenn Ibbott and Nick Rellas. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
As discussed above, we intend to file a Form 25 with the SEC to delist our Common Stock and Warrants and to deregister our Common Stock and Warrants under Section 12(b) of the Exchange Act. Following delisting of the Common Stock and Warrants, we intend to trade on the OTCQX Best Market operated by the OTC. The OTCQX Best Market requires listed companies to have a board of directors that includes at least two independent directors. In addition, the OTCQX Best Market requires listed companies to have an audit committee comprised of at least two members, with a majority of independent directors. Under the rules of the OTCQX Best Market, a director will qualify as an “independent director” if, in the opinion of the company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. Consistent with this and the considerations taken into account by the Board when determining independence under the Nasdaq listing standards, the Board has affirmatively determined that, in the event we file a Form 25 to effect the intended delisting and we subsequently trade on the OTCQX Best Market, the following six directors are independent directors within the meaning of the rules of the OTCQX Best Market: Anthony Bay, Brent Cox, Harry DeMott, Brenda Freeman, Glenn Ibbott and Nick Rellas.
In making those independence determinations, the Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions” that occurred during any 12-month period within the last three fiscal years.

WM Technology, Inc.	14	2026 Proxy Statement

Board Leadership Structure
The Board is currently chaired by the Chief Executive Officer of the Company, Douglas Francis, who has an active role in leading the Company as our principal executive officer and member of the Board. Ms. Freeman continues to serve as our lead independent director.
The Company believes that during this turbulent period in the cannabis sector, it is valuable to have Mr. Francis in the combined positions of principal executive officer and Chairperson of the Board because of his extensive history with and knowledge of the Company, and this arrangement provides a single, clear chain of command to rapidly execute the Company’s strategic initiatives and business plans. In addition, the Company believes that this combined role better positions Mr. Francis to act as a bridge between management and the Board, facilitating the regular flow of information.
The Board appointed Ms. Freeman as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined principal executive officer and Chairperson of the Board: the lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the Chief Executive Officer, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Board chair and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the principal executive officer is presented or discussed and, as appropriate upon request, act as a liaison to our stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.
Role of the Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cybersecurity, legal and compliance, and reputational. We have designed and implemented processes to manage these risks. Management is responsible for the day-to-day implementation, oversight and management of risks and risk processes our company faces, while the Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
The Board administers this oversight function directly through the Board as a whole, as well as through various Board committees that address risks inherent in their respective areas of oversight. The Board believes that open communication between management and the Board is essential for effective risk management and oversight. Consistent with this approach, the Board, with the assistance of its committees, regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each of its regular meetings. Directors also have access to management outside of its regular meetings and are free to ask questions and receive information necessary to perform their duties as a director.
In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company, and for coordinating with management on decisions relating to any matters that carry potential enterprise-level risks. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including management’s guidelines and policies around quarterly reporting. The Audit Committee is also responsible for monitoring compliance with legal and regulatory requirements, including our Related Person Transaction Policy, in addition to oversight of the performance of our internal audit function. The Audit Committee’s responsibilities also include primary responsibility to help the Board oversee the Company’s

WM Technology, Inc.	15	2026 Proxy Statement

enterprise risk assessment and management policies, procedures and practices (including, together with assistance from the Technology Committee, those risks related to information security, cybersecurity and data protection), as well as review and determination of material commercial relationships and mergers, acquisitions or similar transactions that may have a material impact on the Company. The Nominating and Corporate Governance Committee is responsible for monitoring the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee is responsible for assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Technology Committee is responsible for oversight of the management of risks related to the Company’s technology, data, information security and tracking, and related matters, including disclosure of the Company’s key metrics and other operational data, together with assisting the Audit Committee with oversight of those risks related to information security, cybersecurity and data protection.
Meetings of the Board of Directors
The Board met five times during 2025. All directors then serving attended 75% or more of the aggregate number of meetings of the Board and, other than Tony Aquila, of the committees on which they served during the portion of the last fiscal year for which they were a director or member.
As required under applicable Nasdaq listing standards, in 2025, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.
Information Regarding Committees of the Board of Directors
The Board established the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Technology Committee. The Board adopted a charter for each of the committees, which complies with the applicable requirements of current Nasdaq rules and can be found at our website at ir.weedmaps.com. We intend to comply with future requirements to the extent they will be applicable to us. Copies of the charters for each committee are available on the investor relations portion of our website. The following table provides membership and meeting information for the year ended December 31, 2025 for each of the standing Board committees:

Director	Audit	Compensation	Nominating and Corporate Governance	Technology
Tony Aquila[1]		X
Anthony Bay	X	X**		X**
Douglas Francis*				X
Brenda Freeman	X		X**
Olga Gonzalez[2]	X**
Scott Gordon[3]		X	X
Glen Ibbott[2]	X**	X
Total meetings in the year ended December 31, 2025	5	4	3	5

*	Chairperson of the Board
**	Committee Chairperson
1.	Mr. Aquila served as a member of the Compensation Committee until his resignation from the Board on September 2, 2025.
2.
Ms. Gonzalez served as Chairperson of the Audit Committee until March 6, 2025 and a member of the Audit Committee until her resignation from the Board on September 2, 2025. Mr. Ibbott was appointed as Chairperson of the Audit Committee on March 6, 2025

3.	Mr. Gordon served as a member of the Compensation Committee and Nominating and Corporate Governance Committee until March 5, 2026.

WM Technology, Inc.	16	2026 Proxy Statement

Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us, with the exception of Mr. Francis.
Audit Committee
The Audit Committee consists of Messrs. Bay, Cox, DeMott and Ibbott and Ms. Freeman. Ms. Gonzalez served as a member of the Audit Committee until her resignation from the Board, effective September 2, 2025. Messrs. Cox and DeMott were appointed to the Audit Committee on March 5, 2026. The Board has determined that each of the members of the Audit Committee satisfy the independence requirements of Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment. In addition, in the event we file a Form 25 to effect the intended delisting and we subsequently trade on the OTCQX Best Market, the Board has determined that each of the members of the Audit Committee satisfy the independence requirements of the OTCQX Best Market.
We named Mr. Ibbott as the Chairperson of the Audit Committee on March 6, 2025; Ms. Gonzalez served as the Chairperson of the Audit Committee prior to this date. The Board determined that Messrs. Ibbott and Bay qualify as audit committee financial experts within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, the Board considered Mr. Ibbott’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our Audit Committee. The Audit Committee met five times during 2025.
The functions of this committee include, among other things, to:
•	approve the hiring, discharging and compensation of our independent registered public accounting firm; oversee the work of our independent registered public accounting firm;
•	approve engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•	review the qualifications, independence and performance of the independent registered public accounting firm;
•	review our financial statements and review our critical accounting policies and estimates;
•	review and approve related party transactions;
•	review the adequacy and effectiveness of our internal controls; and
•
review and discuss with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports, and resolve disagreements that may arise from time to time between the independent registered public accounting firm and management.

Report of the Audit Committee of the Board of Directors(1)
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with Baker Tilly US, LLP (“Baker Tilly”), the Company’s independent registered public accounting firm for the year ended December 31, 2025, the matters required to be discussed by the
1.
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

WM Technology, Inc.	17	2026 Proxy Statement

applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Baker Tilly required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Baker Tilly accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Respectfully submitted by the members of the Audit Committee of the Board.
Glen Ibbott (Chairperson)
Brenda Freeman
Anthony Bay
Compensation Committee
The Compensation Committee consists of Messrs. Bay, DeMott and Ibbott. Mr. Aquila served as member of the Compensation Committee until his resignation from the Board on September 2, 2025. Mr. Gordon served as a member of the Compensation Committee until March 5, 2026. We named Mr. Bay as the Chairperson of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Rule 5605(d)(2) of the Nasdaq listing standards. The Compensation Committee met four times during 2025.
The functions of the Compensation Committee include, among other things, to:
•	review and recommend policies relating to compensation and benefits of our officers and employees;
•	review and approve corporate goals and objectives relevant to compensation of our chief executive officer and other senior officers;
•	evaluate the performance of our officers in light of established goals and objectives;
•	recommend compensation of our officers based on its evaluations; and
•	administer the issuance of stock options and other awards under our stock plans.
Compensation Committee Processes and Procedures
The Compensation Committee has quarterly meetings scheduled, and meets with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with the General Counsel. The Compensation Committee meets as necessary in executive session. However, from time to time, the Compensation Committee may invite to its meetings any director, officer or employee of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or performance. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the compensation and oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration factors prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

WM Technology, Inc.	18	2026 Proxy Statement

During the past fiscal year, after taking into consideration those factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Compensia Inc. (“Compensia”) as compensation consultants.
During the year ended December 31, 2025, Compensia provided the following services:
•	assisted the Compensation Committee in refreshing our compensation peer group;
•
provided competitive market data based on the compensation peer group for our executive officer positions, and evaluated how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group and broader technology industry compensate their executives;

•	provided guidance on other compensation topics including clawback programs, equity design and programs, burn rates and overhang levels, and ad hoc market data and practices; and
•	provided ad hoc advice and support throughout the year
Per its charter, the Compensation Committee is responsible for reviewing and approving most of the significant adjustments to annual compensation, and determines base salary, bonus and equity awards for all Named Executive Officers at one or more meetings scheduled to be held during the first quarter of its fiscal year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. The Compensation Committee recommends to the independent members of the Board for determination and approval the compensation and other terms of employment of our Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives. For all Named Executive Officers and non-employee directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to our executive officers in various hypothetical scenarios, executive officer and non-employee director stock ownership information, our stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and non-employee director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Mr. Cox and Ms. Freeman. Mr. Gordon served as a member of the Nominating and Corporate Governance Committee until March 5, 2026. Ms. Freeman serves as the Chairperson of the Nominating and Corporate Governance Committee. The Board has determined that each of the members of the Nominating and Corporate Governance Committee satisfies the independence requirements of Nasdaq. The Nominating and Corporate Governance Committee met three times during 2025.
The functions of the Nominating and Corporate Governance Committee include, among other things, to:
•	evaluate and make recommendations regarding the organization and governance of the Board and its committees;
•	assess the performance of members of the Board and make recommendations regarding committee and chairperson assignments;
•	recommend desired qualifications for Board membership and conduct searches for potential members of the Board; and
•	review and make recommendations with regard to our corporate governance guidelines.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors

WM Technology, Inc.	19	2026 Proxy Statement

as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers age, skills, diversity, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis and every three years, conducted with an outside advisor. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In the year ended December 31, 2025, the Nominating and Corporate Governance Committee paid fees to Vcheck Global LLC, to assist in the process of identifying or evaluating director candidates.
At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.
Technology Committee
The Technology Committee consists of Messrs. Bay, DeMott and Rellas. Mr. Francis served as a member of the Technology Committee until March 5, 2026. Messrs. DeMott and Rellas were appointed as members of the Technology Committee on March 5, 2026. We named Mr. DeMott as the Chairperson of the Technology Committee on March 5, 2026; Mr. Bay served as the Chairperson of the Technology Committee prior to that date. The Technology Committee met five times during 2025.
The functions of the Technology Committee include, among other things, to:
•	evaluate and make recommendations regarding our major technology developments, technology related systems and architecture;
•
oversee the formulation, definition, tracking, retention and reporting of our key metrics, performance indicators and other operational data, and help ensure effective internal and disclosure controls related to such data;

•	provide guidance regarding significant emerging technology issues and trends that may affect our business and strategies; and
•
review and provide guidance regarding our technology risk management, including our policies and procedures with respect to technology and its uses including cybersecurity, reporting and data system management.

WM Technology, Inc.	20	2026 Proxy Statement

Stockholder Communications with the Board of Directors
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.
We have not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent and therefore a formal process is not necessary.
Code of Conduct
The Board adopted a Code of Conduct (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at ir.weedmaps.com. The Nominating and Corporate Governance Committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.
Corporate Governance Guidelines
The Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, principal executive officer performance evaluation and succession planning, and board committees and compensation. Our Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at ir.weedmaps.com.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by employees, directors, other applicable members of management and designated consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Hedging and Pledging Policy
As part of our insider trading policy, all our directors, officers, employees and certain designated consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, trading in derivative securities, including buying or selling puts or calls on our securities, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities.

WM Technology, Inc.	21	2026 Proxy Statement

Proposal No. 1
Amendment to Certificate of Incorporation to Declassify the Board of Directors and Provide for the Immediate Annual Election of All Directors
After continued evaluation of our corporate governance practices, our Board has unanimously determined that it would be advisable and in the best interests of the Company and our stockholders to amend our Certificate of Incorporation to declassify our Board and to provide for the annual election of all directors, as described below. We believe this amendment reflects our commitment to good corporate governance and better aligns our governance processes with what is considered to be governance best practices by the investor community.
The Board is asking you to approve the amendments to our Certificate of Incorporation to eliminate a classified board from the Certificate of Incorporation and to provide that all members of the Board stand for election at the Annual Meeting (the “Declassification Charter Amendments”).
The full text of the proposed amendments to the Certificate of Incorporation constituting the Declassification Charter Amendments are attached as Appendix A to this Proxy Statement.
Background of the Declassification Proposal
Currently, the Certificate of Incorporation provides for a classified Board of Directors divided into three classes of directors. Directors in each class are elected for staggered three-year terms, with the term of one class expiring at each annual meeting. Currently, Class I and III contains two directors and Class II contains three directors. The current terms of our director classes expire as follows: Class II – the Annual Meeting; Class III – the 2027 annual meeting; and Class I – the 2028 annual meeting. We are asking you to approve the amendments to our Certificate of Incorporation to eliminate provisions from the Certificate of Incorporation providing for a classified board and to replace such provisions with provisions providing for the annual election of all directors, as discussed further below.
Rationale for the Proposed Declassification Charter Amendments
Our Board of Directors is committed to good corporate governance. Our Board has conducted a review of corporate governance matters, including its classified board structure.
In connection with this review, our Board considered the advantages of maintaining the classified board structure as well as the advantages of declassifying the board. The advantages of the classified board structure include that a classified board structure may promote board continuity and encourage a long-term perspective by management and the Board. While our Board believes that

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these are important considerations, our Board also understands that many investors believe that annually elected boards increase accountability of directors to a company’s stockholders. In addition, our Board believes these amendments better align our governance with what is considered to be governance best practices by the investor community.
After carefully weighing all of these considerations, our Board has unanimously approved the Declassification Charter Amendments.
Description of the Proposed Declassification Charter Amendments
As discussed above, our Certificate of Incorporation currently provides for a “classified” board structure, which means that our Board is divided into three classes, with each class elected every three years. Under this classified board structure, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year.
If the Declassification Proposal is approved at the Annual Meeting, promptly following such vote, we will file the Declassification Charter Amendments with the Secretary of State of the State of Delaware to effect the declassification of the Board during the Annual Meeting and to provide for the immediate annual election of all director nominees named in the Nominee Alternative A Proposal (see “Proposal No. 6a—Election of Directors if Proposal No. 1 is Approved”). We intend to make this filing before the vote is taken to elect directors at the Annual Meeting so that if the Declassification Charter Amendments are adopted, they will be effective when the vote is taken to elect directors. Additionally, director nominees currently serving in Class I and Class III will tender contingent resignations from their current three-year terms, conditioned upon the filing of the Declassification Charter Amendments with the Secretary of State of the State of Delaware. As a result, if the Declassification Charter Amendments are approved, the seven members of the current Board will stand for election at the Annual Meeting and, if elected, will serve for terms expiring at the 2027 annual meeting of stockholders. Conversely, if the Declassification Proposal is not approved, the Board will remain classified such that (i) pursuant to the Nominee Alternative B Proposal only the three Class II director nominees will stand for election at the Annual Meeting and, if elected, will serve on the Board until the 2029 annual meeting or until their earlier death, disqualification, resignation or removal and (ii) directors serving in Class I and Class III will continue to serve as directors until their respective terms expire at the 2027 and 2028 annual meetings, respectively, or until their earlier death, disqualification, resignation or removal (see “Proposal No. 6b—Election of Directors if Proposal No. 1 is Not Approved”). The Declassification Charter Amendments would not change the number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships.
The Board reserves the right to elect to abandon the Declassification Charter Amendments, before or after stockholder approval of such amendments, if it determines, in its sole discretion, that such amendments are no longer in the best interests of the Company and its stockholders.
Complete Text of the Proposed Declassification Charter Amendments
The general description of the proposed amendments described above is qualified in its entirety by reference to the full text of the proposed amendments to the Certificate of Incorporation constituting the Declassification Charter Amendments attached to this Proxy Statement as Appendix A.
VOTE
The Board Recommends a Vote “For” the Declassification Charter Amendments.

WM Technology, Inc.	23	2026 Proxy Statement

Proposal No. 2
Advisory Vote, on a Non-Binding Basis, to Approve the Compensation of Our Named Executive Officers for the Year Ended 2025
Pursuant to Section 14A of the Exchange Act, at the 2022 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the Named Executive Officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking our stockholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of the Company’s Named Executive Officers subject to the vote is disclosed in the Executive Compensation section, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are reasonable, competitive, and appropriately balance the goals of attracting, motivating, rewarding, and retaining its Named Executive Officers with the goal of aligning their interests with those of the stockholders. Compensation of the Company’s Named Executive Officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Accordingly, the Board is asking the Company’s stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s Named Executive Officers, the next scheduled say-on-pay vote will be at the 2027 Annual Meeting of Stockholders.
VOTE
The Board Recommends a Vote “For” Proposal No. 2.

WM Technology, Inc.	24	2026 Proxy Statement

Proposal No. 3
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected MGO as our independent registered public accounting firm for the year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of MGO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of MGO as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of MGO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests for us and our stockholders.
Change in Independent Registered Accounting Firm
Dismissal of Baker Tilly
On April 3, 2026, the Audit Committee approved the appointment of MGO as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2026, in place of Baker Tilly. As previously disclosed, on April 3, 2026, following approval by the Audit Committee, we dismissed Baker Tilly as our independent registered public accounting, effective immediately. The audit reports of Baker Tilly on the Company’s financial statements for the years ended December 31, 2025 and 2024, and for the years then ended, and internal control over financial reporting as of December 31, 2025, contained an unqualified opinion on the consolidated financials and an adverse opinion on the effectiveness of internal control over financial reporting due to material weaknesses.
During the years ended December 31, 2025 and 2024, and the subsequent interim period through the date of our Current Report on Form 8-K filed with the SEC on April 7, 2026, there were no (i) “disagreements,” within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”), and the related instructions thereto, with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Baker Tilly’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements, or (ii) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except that (a) as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024, we reported that our internal control over financial reporting was not effective as of December 31, 2024 due to material weaknesses in our internal controls and (b) as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, we reported that our internal control over financial reporting was not effective as of December 31, 2025 due to material weaknesses in our internal controls.
We previously provided Baker Tilly with a copy of the foregoing disclosures and received from Baker Tilly a letter addressed to the SEC stating that it agreed with the statements made by the Company as set forth in Item 4.01 of the Current Report on Form 8-K filed with the SEC on April 7, 2026. The letter from Baker Tilly, dated April 7, 2026, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 7, 2026.

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Resignation of Moss Adams
On June 3, 2025, the Audit Committee approved the appointment of Baker Tilly as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2025, in place of Moss Adams LLP (“Moss Adams”).On June 3, 2025, we were notified by Moss Adams of its decision to resign as our independence registered public accounting firm due to its merger with Baker Tilly. The audit reports of Moss Adams on the Company’s consolidated financial statements for the years ended December 31, 2024 and 2023, and for the years then ended, and internal control over financial reporting as of December 31, 2024, contained an unqualified opinion on the consolidated financial statements and an adverse opinion on the effectiveness of internal control over financial reporting due to material weaknesses.
During the years ended December 31, 2024 and 2023, and the subsequent interim period through the date of our Current Report on Form 8-K filed with SEC on June 9, 2025, there were no (i) “disagreements,” within the meaning of Item 304(a)(1)(iv) of Regulation S-K, and the related instructions thereto, with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements, or (ii) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except that (a) as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023, we reported that our internal control over financial reporting was not effective as of December 31, 2023 due to material weaknesses in our internal controls and (b) as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024, we reported that our internal control over financial reporting was not effective as of December 31, 2024 due to material weaknesses in our internal controls.
Moss Adams did not seek our consent to its decision to resign as our independent registered public accounting firm. As a result, the Board of Directors or Audit Committee did not recommend or approve such decision.
We previously provided Moss Adams with a copy of the foregoing disclosures and received from Moss Adams a letter addressed to the SEC stating that it agreed with the statements made by the Company as set forth in Item 4.01 of the Current Report on Form 8-K filed with the SEC on June 9, 2025. The letter from Moss Adams, dated June 9, 2025, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on June 9, 2025.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the years ended December 31, 2025 and 2024, by Baker Tilly, the Company’s previous principal accountant for the year ended December 31, 2025, and Moss Adams, the Company’s previous principal accountant for the year ended December 31, 2024.
Baker Tilly

Year Ended December 31, 2025
Audit Fees(1)	$1,769,650
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total Fees	$1,769,650

1.
“Audit Fees” consist of fees in connection with the audit of the Company’s annual consolidated financial statements, including audited financial statements presented in the Company’s annual report on Form 10-K, review of its quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the 2025 fiscal year.

WM Technology, Inc.	26	2026 Proxy Statement

Moss Adams

Year Ended December 31, 2024
Audit Fees(1)	$1,813,868
Audit-Related Fees(2)	$75,000
Tax Fees	—
All Other Fees	—
Total Fees	$1,888,868

1.
“Audit Fees” consist of fees in connection with the audit of the Company’s annual consolidated financial statements, including audited financial statements presented in the Company’s annual report on Form 10-K, review of its quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the 2024 fiscal year.

2.	“Audit-Related Fees” consist of fees in connection with employee benefit plan audits, prior auditor consent and successor auditor access to workpapers.
All 2025 and 2024 fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, MGO. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given on a collective basis pursuant to such policy or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Our Audit Committee has determined that the rendering of services other than audit services by MGO is compatible with maintaining the principal accountant’s independence.
VOTE
The Board Recommends a Vote “For” Proposal No. 3.

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Proposal No. 4a
Election of Directors if Proposal No. 1 is Approved
Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the following nominees, each of whom is currently a member of our Board, to stand for election for a one-year term expiring at the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, disqualification, resignation or removal, if Proposal No. 1 is approved, and when the Declassification Charter Amendments are filed with the Secretary of State of the State of Delaware at the Annual Meeting: Anthony Bay, Brent Cox, Harry DeMott, Douglas Francis, Brenda Freeman, Glenn Ibbott, and Nick Rellas. Our stockholders will be asked to vote on this Nominee Alternative Proposal A only if the Declassification Charter Amendments in the Declassification Proposal are approved.
Each of Messrs. Bay, Francis and Ibbott and Ms. Freeman are currently directors who were previously elected by the stockholders. Each of Messrs. Cox, DeMott and Rellas are currently directors who were recommended for nomination to the Board by the Nominating and Corporate Governance Committee whose nominations were approved by the Board pursuant to the Bylaws. Our policy is to encourage directors and nominees for director to attend the Annual Meeting. None of the current directors attended the 2025 Annual Meeting of Stockholders.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named in this Proposal No. 4a. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us, if any. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
If our stockholders do not approve Proposal No. 1, however, then we will not file the Declassification Charter Amendments with the Secretary of State of the State of Delaware to effect the declassification of the Board during the Annual Meeting as described under Proposal No. 1, and our stockholders will proceed to vote on Proposal No. 4b and not this Proposal No. 4a.
The biographies and qualifications of the seven director nominees in this Proposal No. 4a are set forth below under the heading “Director Biographies and Qualifications.”
VOTE
The Board Recommends a Vote “For” Each Named Nominee.

WM Technology, Inc.	28	2026 Proxy Statement

Proposal No. 4b
Election of Directors if Proposal No. 1 is not Approved
Currently, pursuant to our Certificate of Incorporation and Bylaws, the Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class II director has a term that expires at this Annual Meeting, each Class III director has a term that expires at the Company’s 2027 annual meeting of stockholders and each Class I director has a term that expires at the Company’s 2028 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, disqualification, resignation, or removal. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal.
The Board presently has seven members. There are three directors in the class whose term of office expires in 2026. Brenda Freeman is currently a director who was previously elected by the stockholders. Brent Cox and Harry DeMott are currently directors who were recommended for nomination to the Board by the Nominating and Corporate Governance Committee whose nominations were approved by the Board pursuant to the Bylaws. If elected at the Annual Meeting, each of these nominees would serve until the 2029 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, disqualification, resignation or removal. Our stockholders will be asked to vote on this Nominee Alternative B Proposal only if the Declassification Charter Amendments in the Declassification Proposal are not approved. If our stockholders approve the Declassification Proposal, however, then we will file the Declassification Charter Amendments with the Secretary of State of the State of Delaware to effect the declassification of the Board during the Annual Meeting as described under the Declassification Proposal, and the stockholders will proceed to vote on the Nominee Alternative A Proposal and not this Nominee Alternative B Proposal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named in this Proposal No. 4b. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us, if any. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
In October 2025, we adopted a Director Resignation Policy, pursuant to which any incumbent director nominee in an uncontested election, including a stockholder election conducted on an advisory basis, who does not receive a majority of the votes cast will promptly submit his or her resignation for consideration by the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other actions should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results.
The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her

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resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.
The biographies and qualifications of the three director nominees in this Proposal No. 4b are set forth below under the heading “Director Biographies and Qualifications.”
VOTE
The Board Recommends a Vote “For” Each Named Nominee.
Director Biographies and Qualifications
The following is a brief biography of each nominee.
Class II Director Nominees for Election
Brenda Freeman. Ms. Freeman, age 61, has served as a member of the Board since June 2021. Ms. Freeman founded and has served as President of Joyeux Advisory Group LLC, a firm providing advisory services to early-stage startups and Fortune 500 companies, since January 2018. Since January 2025, Ms. Freeman has also served as fractional Chief Marketing Officer for Fearless Technology, a government contracting IT services company. Since April 2021 Ms. Freeman has also served as a partner of Debut Capital. Ms. Freeman previously served as Chief Brand Officer of Wunderkind Corporation, a company that creates personalized marketing solutions, from April 2020 through March 2023. Prior to that, Ms. Freeman served as Chief Executive Officer for Arteza, Inc., a direct-to-consumer arts and crafts manufacturing and supply company from February 2020 to February 2021. From March 2016 to December 2018, Ms. Freeman was Chief Marketing Officer of Magic Leap, Inc., a virtual reality technology company, and from December 2018 to April 2019 was Senior Advisor to the Chief Executive Officer. From March 2015 to March 2016, Ms. Freeman served as Chief Marketing Officer of National Geographic Channel, a television network and channel. Prior to that, Ms. Freeman served as Chief Marketing Officer at Turner Broadcasting Systems, Inc. and was Vice President, television marketing at DreamWorks Animation SKG Inc. Ms. Freeman has been a member of the boards of directors of Caleres, Inc. since April 2017 and of Avnet, Inc. since November 2018. Ms. Freeman previously served on the board of directors of Blue Apron Holdings, Inc. from October 2020 to December 2023, Herman Miller, Inc. from January 2016 to June 2019 and on the board of directors of RTW Retailwinds, Inc. from April 2019 to April 2020. Ms. Freeman holds a B.S. degree in chemical engineering and an M.B.A degree from the University of Maryland.
Ms. Freeman was selected to serve on the Board based on her business experience and technology industry expertise.
Brent Cox. Mr. Cox, age 43, has served as a member of our Board since February 2026. Mr. Cox is an experienced private equity investment professional, entrepreneur, and board advisor with a background in sourcing, executing and managing investments across multiple industries. He also serves as the Founder and Managing Principal of Subtext Holdings, a private investment firm, a position he has held since 2016. Mr. Cox is also currently serving as a director and Chief Executive Officer of Cambridge Acquisition Corp. (Nasdaq: CAQUU) since November 2025. Mr. Cox was a Co-Founder and Partner of The Inception Companies, a private investment firm also founded in 2016 with an emphasis on high-growth emerging markets and regulated industries. From September 2008 to April 2016, he served as a principal investor of the Yucaipa Companies, a private equity firm specializing in LBO's, rollups, and turnarounds, where he was responsible for sourcing, analyzing and executing investment opportunities, structuring financing for investments, and monitoring the performance and strategic initiatives of its portfolio companies. From 2006 to 2008, Mr. Cox served as an investment banking analyst in the Leveraged Finance Group of Jefferies & Co., a multinational

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independent investment bank. Mr. Cox currently serves as a director and member of the compensation and audit committee at Ispire Technology (Nasdaq: ISPR) since April 2023. From April 2024 to August 2025, he served as a director and member of the nomination and audit committee of CleanCore Solutions, Inc. (NYSE: ZONE). Since January 2024, he has been serving as a director and audit committee at Viridescent Realty Trust, Inc. Mr. Cox previously served on the boards of Medmen Enterprises Inc. (OTC: MMNFF), The Pharm, LLC, Pacific Dutch Group, LLC, and has also served as a board observer for Soho House & Co Inc. (NYSE: SHCO), Americold Realty Trust (NYSE: COLD), Versacold International Corp, Stephen Webster Limited, Garrard & Co. Limited, and Eimskipafélag Íslands hf. (IC: EIM), since November 2025. Mr. Cox received a Bachelor of Science degree in Accounting from the University of Southern California.
Mr. Cox was selected to serve on the Board based on his professional experience in regulated business, including the cannabis business.
Harry DeMott. Mr. DeMott, age 59, has served as a member of our Board since February 2026. Mr. DeMott is an investor, operator, and board member with experience spanning cannabis and technology. Since February 2011, Mr. DeMott has served as a General Partner of Raptor Ventures, a venture capital investment firm, which he co-founded. Since November 2024, Mr. DeMott has also served as the Chief Executive Officer of Outsider Labs, Inc., an AI startup, which he also co-founded. Mr. DeMott has served on the board of directors of Security Point Media, an airport security checkpoint advertising company, since October 2013. Mr. DeMott previously founded and served as CEO of Proper, a data company focused on the cannabis industry, from December 2016 to September 2023, and as CEO of Australis Capital (AUSA), a spinoff of Aurora focused on U.S. cannabis, from September 2020 to January 2021. Mr. DeMott has also served on public-company boards including Workhorse Group Inc. (WKHS), from June 2019 to May 2023, where he chaired the compensation committee, and Achari Ventures Holdings Corp. (AVHIU), from January 2021 to September 2024, where he chaired the audit committee. He holds an A.B. in Economics from Princeton University and an M.B.A. from New York University’s Stern School of Business.
Mr. DeMott was selected to serve on the Board based on his executive leadership experience, his experience in the cannabis industry, and his prior board service at publicly-listed companies.
Class III Director Nominees for Election
Douglas Francis. Mr. Francis, age 48, has served as a member of the Board since June 2021, and our Chief Executive Officer since November 2024, and prior to that as our Executive Chair since August 2022. Mr. Francis is a co-founder of WM Holding Company, LLC (when referred to in its pre-Business Combination capacity, “Legacy WMH”), and served as Chairperson of Legacy WMH’s board of managers from March 2019 to June 2021 and as a member of Legacy WMH’s board of managers prior to that. Mr. Francis previously served as Legacy WMH’s Chief Executive Officer from February 2016 until March 2019 and as Legacy WMH’s President from January 2009 to February 2016. Mr. Francis has served in management positions in each of Legacy WMH’s current subsidiaries. Mr. Francis holds a B.S. in Business Administration and Management from Chapman University.
Mr. Francis was selected to serve on the Board based on his perspective, experience and institutional knowledge as WMH’s co-founder and his long tenure as WMH’s President and Chief Executive Officer.
Nick Rellas. Nick Rellas, age 36, has served as a member of Board since March 2026. Mr. Rellas brings extensive experience building and scaling consumer marketplaces in regulated industries. From founding to August 2018, Mr. Rellas served as the co-founder and CEO of Drizly, a retail-to-consumer alcohol e-commerce company, prior to its sale to Uber, which pioneered retail-to-consumer alcohol e-commerce prior to sale to Uber. Since November 2022, Mr. Rellas has served as the founder, CEO and as a director of Greater Industries Labs, Inc., a software company focused on developing deep-learning based, operations layer solutions for the wholesale distribution industry. Mr. Rellas holds a B.S. in Corporate Reporting and Analysis & Finance from Boston College.
Mr. Rellas was selected to serve on the Board based on his executive leadership experience, including as chief executive officer, and his experience working in regulated industries.

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Class I Directors Nominees for Election
Anthony Bay. Mr. Bay, age 70, has served as a member of the Board since March 2022. Prior to joining the Board, Mr. Bay served on three public boards, including two as Chairman as well as numerous private boards. Since September 2019, Mr. Bay has served as the Founder and Chief Executive Officer of Techquity, a technology advisory firm helping innovative companies leverage software and cloud operations to scale faster with less risk. From 2013 to 2016, he served as Chief Executive Officer of Rdio, a leading global music subscription streaming service with over 70 million registered users and 14 million active. In November 2015, Rdio filed for Chapter 11 bankruptcy relief as a condition of its sale to Pandora. Prior to Rdio, Mr. Bay served as a Vice President and Global head for Digital Video for Amazon from 2011 to 2013, responsible for all aspects of the company’s Digital Video and streaming business globally. During his eight year tenure at Microsoft, Mr. Bay was Corporate Vice President and General Manager of Microsoft’s Digital Media Division and a member of Microsoft’s executive staff. Prior to that, Mr. Bay was General Manager of Microsoft’s Commercial Systems Division, responsible for developing core components of Microsoft’s Internet services platform, including ISP/carrier infrastructure, website development and eCommerce. Mr. Bay joined Microsoft as part of the MSN management team in 1994, eventually overseeing all MSN development and production systems. From 1986 to 1994, Mr. Bay also worked at Apple Computer in various product leadership roles, including three years at Apple’s European headquarters in Paris. Mr. Bay holds an MBA from San Jose State University and undergraduate degree in Economics from the University of California, Los Angeles.
Mr. Bay was selected to serve on the Board based on his business experience as a founder, chief executive officer and various leadership positions of technology companies, and as a director of private and publicly-listed companies.
Glen Ibbott. Mr. Ibbott, age 63, has served as a member of the Board since October 2024. Since February 2024, Mr. Ibbott has served as the founder of GK Financial Ventures, a financial consulting company. From November 2025, Mr. Ibbott has also served as Chief Financial Officer of Rubicon Organics Inc., a publicly-traded Canadian cannabis company. From May 2017 to February 2024, Mr. Ibbott served as the Chief Financial Officer of Aurora Cannabis Inc., a Nasdaq and TSX-listed global cannabis company. From 2015 to 2017, Mr. Ibbott served as the Chief Financial Officer of QLT Inc., a Nasdaq and TSX-listed biotechnology company. From 2010 to August 2014, Mr. Ibbott served as the Vice President of Finance at Nordion Inc., a NYSE and TSX listed health science company. Prior to his time at Nordion, Mr. Ibbott held senior finance positions at various publicly-listed biotech and specialty pharmaceutical companies. Earlier in his career, he worked within the audit and technology practice of KPMG LLP, a consulting and accounting firm. Mr. Ibbott holds MBAs from both Cornell University and Queen’s University, an undergraduate degree in Business Administration (Accounting) from Simon Fraser University, and is Chartered Professional Accountant.
Mr. Ibbott was selected to serve on the Board based on his business experience as a chief financial officer and various leadership positions in publicly-listed companies, and his experience in the cannabis sector.
Former Directors who served in 2025
Tony Aquila served as a member of our Board from June 2021 until his resignation from the Board on September 2, 2025. Olga Gonzalez served as a member of our Board from June 2021 until her resignation from the Board on September 2, 2025. Scott Gordon served as a member of our Board from June 2021 until his resignation from the Board on April 6, 2026.

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Executive Officers
The following table sets forth certain information with respect to our current executive officers as of Tuesday, April 28, 2026.

Name	Age	Position
Executive Officers
Douglas Francis	48	Chief Executive Officer and Chairperson of the Board
Susan Echard	61	Chief Financial Officer
Sarah Griffis	36	Chief Technology Officer
Brian Camire	47	General Counsel and Secretary

The following sets forth biographical information with respect to our executive officers who are not directors. The biography of Douglas Francis is set forth in ‘Proposal 4b – Election of Directors if Proposal No. 1 is not Approved” above.
Susan Echard. Ms. Echard has served as Chief Financial Officer since November 2024 after having served as our Interim Chief Financial Officer from February 2024 through November 2024. Ms. Echard was a Partner at SeatonHill Partners, LP (“SeatonHill”) a CFO services firm until she joined us as an employee on January 29, 2026. While serving as a partner at SeatonHill, Ms. Echard served from June 2021 to June 2023 as CFO for Direct Digital Holdings, an online solutions provider in digital marketing & advertising. Prior to that, from April 2019 to February 2021, Ms. Echard served as CFO for Trinity Capital Investment, a venture debt and equipment financing provider to growth-stage companies, and, in such capacity, was responsible for all aspects of the firm’s financial matters, investor relations, legal and human resource management. Prior to joining Trinity, Ms. Echard served as the Chief Financial Officer at CUBEX LLC, a medical, dental and veterinary inventory management company, from January 2017 to February 2019. Ms. Echard is an accomplished executive with over 35 years’ experience, both domestic and international, within Big Four and CFO roles. Ms. Echard has a Bachelor of Business Administration degree in accounting from the University of Michigan-Flint.
Sarah Griffis. Ms. Griffis has served as our Chief Technology Officer since January 2025. Prior to joining, Ms. Griffis served as Chief Technology Officer for Cerebral Inc., a healthcare company, from January 2022 to December 2024 and as Director of Engineering for GoodRx, a healthcare company, from May 2020 to January 2022. Ms. Griffis was also a founding member and Head of Engineering for Kindbody, a healthcare company, from July 2018 to May 2020. Ms. Griffis holds a B.S. in Environmental and Science Engineering from the California Institute of Technology.
Brian Camire. Mr. Camire has served as our General Counsel and Secretary since June 2021. Mr. Camire served as Legacy WMH’s General Counsel from May 2019 to June 2021. Prior to joining Legacy WMH, Mr. Camire served as Associate General Counsel of Snap Inc. from May 2016 until April 2019 and as Corporate Counsel from March 2015 to May 2016. From January 2011 to February 2015, Mr. Camire worked as an associate attorney at Cooley LLP. Mr. Camire holds a B.A. in Mathematics from Northwestern University and a J.D. from the University of Michigan Law School.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of April 15, 2026, by:
•	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A Common Stock and Class V Common Stock;
•	each of our current Named Executive Officers and directors; and
•	all of our current executive officers and directors, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 159,228,945 shares of our Class A Common Stock and Class V Common Stock issued and outstanding as of Wednesday, April 15, 2026 and do not take into account the issuance of any shares of Class A Common Stock upon (i) the exercise of 19,499,973 Warrants to purchase an aggregate of 19,499,973 shares of Class A Common Stock or (ii) the exchange of 13,803,732 Class P Units for up to 13,803,732 shares of Class A Common Stock. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Class A Common Stock.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table, to the best of our knowledge, have sole voting and investment power with respect to their beneficially owned shares of our Common Stock.

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Name of Beneficial Owner(1)	Number of Shares of Class A Common Stock Beneficially Owned	% of Class A Common Stock	Number of Shares of Class V Common Stock Beneficially Owned(2)	% of Class V Common Stock	Combined % of Total Voting Power(3)
Directors and Named Executive Officers:
Anthony Bay	350,580	*	—	—	*
Brent Cox	1,000	*	—	—	*
Harry DeMott	—	—	—	—	—
Douglas Francis(4)	6,296,586	5.6%	22,970,182	48.0%	18.3%
Brenda Freeman	276,442	*	—	—	*
Glen Ibbott	117,845	*	—	—	*
Nick Rellas	—	—	—	—	—
Brian Camire	928,692	*	—	—	*
Sarah Griffis	478,968	*	—	—	*
All Directors and Current Executive Officers of the Company as a Group (10 Individuals)(5)	8,450,113	7.5%	22,970,182	48.0%	19.6%
Five Percent Holders:
Ghost Media Group, LLC(4)(6)	—	—	8,469,191	17.7%	5.3%
Morgan Stanley(7)	5,647,358	5.1%	—	—	3.5%
Justin Hartfield(6)	61,679	*	29,318,217	61.3%	18.5%

*	Represents beneficial ownership of less than 1%.
1.	Unless otherwise noted, the business address of each of the following entities or individuals is 41 Discovery, Irvine, California 92618.
2.
Holders of Class A Common Stock and Class V Common Stock are entitled to one vote for each share of Class A Common Stock or Class V Common Stock, as the case may be, held by them. Each share of Class V Common Stock, together with a corresponding limited liability company interest in WMH LLC (as defined below) (together, a “Paired Interest”) is exchangeable for shares of Class A Common Stock on a one-for-one basis from time to time, unless we determine to pay cash consideration for such Paired Interests.

3.	Represents percentage of voting power of the holders of Class A Common Stock and Class V Common Stock voting together as a single class.
4.
The number of Class V Common Stock beneficially owned includes 3,740,393 shares of Class V Common Stock held by Mr. Francis, 8,691,425 shares of Class V Common Stock held by Rebecca Francis Legacy Trust, 8,469,191 shares of Class V Common Stock held by Ghost Media Group, LLC, 600,618 shares of Class V Common Stock held by Genco Incentives, LLC and 1,468,555 shares of Class V Common Stock held by WM Founders Legacy I, LLC. Ghost Media Group, LLC is controlled by Messrs. Francis and Hartfield and WM Founders Legacy I, LLC and Genco Incentives, LLC are controlled by Mr. Francis. Accordingly, Mr. Francis may be deemed to be a beneficial owner of the Class A Units held by Ghost Media Group, LLC, Genco Incentives, LLC and WM Founders Legacy I, LLC. The 6,296,586 shares of Class A Common Stock held by Mr. Francis include 361,865 shares of underlying restricted stock units (“RSUs”) that vest within 60 days of April 15, 2026.

5.
Includes 19,278,067 shares of Class V Common Stock held by Mr. Hartfield, 8,469,191 shares of Class V Common Stock held by Ghost Media Group, LLC and 1,570,959 shares of Class V Common Stock held by WM Founders Legacy II, LLC. Ghost Media Group, LLC is controlled by Messrs. Hartfield and Francis and WM Founders Legacy II, LLC is controlled by Mr. Hartfield. Accordingly, Mr. Hartfield may be deemed to be a beneficial owner of the shares held by Ghost Media Group, LLC and WM Founders Legacy II, LLC.

6.
Class A Common shares consist of (i) 7,775,293 shares held of record by our current executive officers and directors, and (ii) 674,820 shares issuable upon the vesting of RSUs within 60 days of April 15, 2026.

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7.
Based solely on information obtained from a Schedule 13G/A filed by Morgan Stanley on May 7, 2025, includes 5,647,358 shares of Class A Common Stock. The business address of the reporting person is 1585 Broadway, New York, NY 10036.

Equity Compensation Plan
The following table summarizes information about our equity compensation plans as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any non-stockholder approved equity compensation plans.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plan approved by stockholders	12,258,357(1)	$—	31,295,538(4)
Equity compensation plan not approved by stockholders	—	—	—
Total	12,258,357	$—	31,295,538

1.
The number of shares to be issued upon exercise of outstanding options, warrants and rights includes shares that will be issued upon the vesting of outstanding RSU awards of 7,915,966 shares and performance based restricted stock units (“PRSUs”) awards of 4,342,391 shares.

2.
The weighted-average exercise price of outstanding options, warrants and rights does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs and PRSUs, which have no exercise price.

3.
Our 2021 Equity Plan provides that on the first day of each fiscal year beginning with the 2022 fiscal year, the number of shares of Class A Common stock reserved for issuance under the 2021 Equity Plan will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to five percent (5%) of the total number of shares of the Company’s capital stock outstanding on December 31 of the preceding year; provided, however that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock.

4.
The number consists of 22,856,490 shares of our common stock reserved for issuance under our 2021 Equity Plan and 8,439,048 shares of our common stock reserved for issuance under our 2021 Employee Stock Purchase Plan.

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Executive Compensation
We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our Compensation Committee is committed to providing the information necessary to help shareholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our 2025 compensation program for our Named Executive Officers.
Our Named Executive Officers for the year ended December 31, 2025, are:
•	Douglas Francis, our principal executive officer and Chairperson of the Board
•	Brian Camire, our General Counsel and Secretary
•	Sarah Griffis, our Chief Technology Officer
Relationship Between Pay and Performance
We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our Named Executive Officers and of aligning their interests with those of our stockholders. To ensure this alignment and to motivate and reward individual initiative and effort, we seek to ensure that a meaningful portion of our Named Executive Officers’ target annual total direct compensation opportunity is both variable in nature and “at-risk.”
We emphasize variable compensation that appropriately rewards our Named Executive Officers through two separate compensation elements:
•
First, we provide the opportunity for our Named Executive Officers to receive annual cash bonus payments based on corporate and individual performance. The Compensation Committee approved performance cash bonuses for 2025 that provided our Named Executive Officers with cash bonus payments based on the short-term financial, operational, and strategic results that met pre-established corporate performance goals established by management and included the evaluation of individual contributions in achieving those goals.

•
In addition, we grant time-based RSU awards, and have in the past, granted performance-based RSU (PRSU) awards, that may be earned or vest and settled for shares of our Class A Common Stock, which in the aggregate comprise a majority of our Named Executive Officers’ target annual total direct compensation opportunities. The value of these equity awards depends entirely on the value of our Class A Common Stock, thereby incentivizing our Named Executive Officers to build sustainable long-term value for the benefit of our stockholders.

These variable pay elements ensure that, each year, a substantial portion of our Named Executive Officers’ target total direct compensation is contingent in nature, rather than fixed, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.

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In 2025, approximately 50% of our Chief Executive Officer’s target total direct compensation and approximately 33%, on average, of Mr. Camire’s and Ms. Griffis’ target total direct compensation consisted of variable, “at-risk” compensation. For additional information, see “—Executive Employment Arrangements” below.
We believe that this design provides balanced incentives for our Named Executive Officers to execute our operational objectives and drive long-term growth. To ensure that we remain faithful to our compensation philosophy, the Compensation Committee intends to regularly evaluate the relationship between the reported values of the equity awards granted to our Named Executive Officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our performance over this period.
Executive Compensation Policies and Practices
We endeavor to maintain sound corporate governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2025:

WHAT WE DO	WHAT WE DON’T DO
•
Maintain Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors who determine our compensation policies and practices and who have established effective means for communicating with our stockholders regarding their executive compensation views and concerns, as described in this Proxy Statement.
•
No Executive Officer Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all our other employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

•
Retain an Independent Compensation Consultant. In 2025, the Compensation Committee engaged its own compensation consultant to provide information, analysis, and other advice on compensation matters independent of management. This compensation consultant performed no other services for us during 2025.
•
Limited Executive Officer Perquisites. We generally provide benefits to our Named Executive Officers on the same basis as provided to all of our employees, including health, dental and vision insurance; accidental death and dismemberment insurance; disability insurance; and a tax-qualified Section 401(k) plan.

•
Annual Executive Compensation Review. The Compensation Committee reviews and approves our compensation strategy and policies planned to be done annually, including review and approval of the 2025 short-term incentive awards for executive officers.
•
No Tax Payments on Change-in-Control Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits that are contingent upon a change-in-control of the Company.

•
Compensation “At-Risk.” Other than the compensation for Mr. Francis, our executive compensation program is designed so that a meaningful portion of our Named Executive Officers’ target annual total direct compensation is “at-risk” based on corporate performance, as well as equity-based, to align the interests of our Named Executive Officers and stockholders.
•
No Hedging or Pledging of our Securities. As part of our insider trading policy, all our directors, officers, employees and certain designated consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, trading in derivative securities, including buying or selling puts or calls on our securities, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities.

•
Use of “Pay-for-Performance” Philosophy. At least one-third of our Named Executive Officers’ target annual total direct compensation is directly linked to our financial results and our stock price performance.

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WHAT WE DO		WHAT WE DON’T DO
•
Multi-Year Vesting Requirements. The annual equity awards granted to our Named Executive Officers are earned and/or vest over multi-year periods, consistent with current market practice and our retention objectives.

•
Maintain “Double-Trigger” Change-in-Control Arrangements. Our Named Executive Officers are eligible to participate in the Severance and Change in Control Plan, which provides certain payments and other benefits in the event of an involuntary termination of employment in connection with a change-in-control of the Company. These “double-trigger” arrangements require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid. In addition, all such payments and benefits are subject to the execution and delivery of an effective general waiver and release of claims in favor of the Company.

•	Only Broad-Based Health and Welfare Benefits. Our Named Executive Officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other employees.
•	Clawback Policy. We require compensation recoupment with respect to our executive officers pursuant to the terms of our clawback policy.
•	Succession Planning. We review the risks associated with our key executive officer positions to ensure adequate succession plans are in place.

Stockholder Advisory Votes on Named Executive Officer Compensation
At the annual meeting to which this Proxy Statement relates, we will be conducting a non-binding vote on the compensation of our Named Executive Officers (commonly known as a “Say-on-Pay” vote).
See “Proposal No. 2: Advisory Vote, on a Non-binding Basis, to Approve the Compensation of Our Named Executive Officers for the Year Ended 2025” in this Proxy Statement.
Although these are non-binding, advisory votes, we value the opinions of our stockholders. At our 2025 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the compensation of our Named Executive Officers (94.76% of votes cast). The Board and the Compensation Committee believe this level of stockholder support reflects a very strong endorsement of our compensation policies and decisions. The Compensation Committee considered the results of this advisory vote in connection with developing our compensation policies and making compensation decisions for 2026.
The Compensation Committee will consider the outcome of the 2026 Say-on-Pay vote, in addition to other relevant stockholder feedback that may be received throughout the year, when making future compensation decisions for our Named Executive Officers.

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Executive Compensation Philosophy and Objectives
Our executive compensation program is designed to achieve our ambitious goals by attracting, motivating, and retaining talented, deeply qualified, and committed individuals who believe in our mission, while rewarding them for long-term value creation. Specifically, our compensation philosophy is as follows:
•
Attract Top Talent – Given the nature of our business and our long-term financial and strategic objectives, we must compete with other top technology companies for talent to build and grow our Company;

•
Develop and Maintain a Performance-Based Culture – To be successful in a highly competitive market for talent, we must create consistency through a compensation program that motivates exceptional performance by expanding the reach of our employees’ incentives so that they may share in the success of our business with our stockholders; and

•
Retain Exceptional Employees – To ensure that we can meet our objectives, we must foster a culture that instills a sense of commitment to the organization and each other while, at the same time, recognizing and rewarding individual contributions and impact.

A critical priority is to promote a long-term commitment to the Company by our Named Executive Officers and other key employees. We believe that there is great value to the Company in having a team of long-tenured, seasoned managers and knowledgeable, experienced employees. Our team-focused culture and management processes are designed to foster this commitment.
While we are still evolving our compensation policies and practices, we strive for a fair, competitive, transparent, and equitable approach in recognizing and rewarding our Named Executive Officers and other employees. We take a principled approach to providing fair, relevant, and competitive compensation and benefits to a dynamic workforce with diverse needs. For our Named Executive Officers, we aim to balance short-term and long-term compensation and fixed amounts of cash with variable incentive compensation.
Compensation Elements
Generally, our executive compensation program consists of three principal elements – base salary, cash bonus opportunities, and long-term incentive compensation in the form of equity awards.

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain executives by providing a competitive fixed amount of cash compensation based on the executive’s role, prior experience, and expected contributions to the Company
Cash Bonuses	Variable	Cash
Designed to motivate our executives to achieve business objectives tied to specific Company metrics and which are aligned to our annual priorities, with the payout opportunity based on Company and individual performance

Long Term Incentive Compensation	Variable	Equity awards in the form of RSU awards that may be settled for shares of our Class A Common Stock and PRSU awards that may be earned and settled for shares of our Class A Common Stock	Designed to align the interests of our executives and our stockholders while helping to attract and retain talented leaders by paying for performance

We also provide certain post-employment compensation (severance and change-in-control) payments and benefits that are consistent with our view of competitive market practices, and other benefits, such as health and welfare programs, including a Section 401(k) retirement savings plan. In general, our executive officers participate in the standard employee health and welfare benefit programs available to our employees generally.

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Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is a critical element of compensation intended to attract and retain highly talented individuals. Generally, the base salary for each Named Executive Officer is intended to provide a fixed amount of cash compensation that is based on the executive’s role, experience, and expected contributions to the Company. Base salary is also designed to provide our Named Executive Officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance.
The annual base salaries of our Named Executive Officers for 2025 were as follows:

Named Executive Officer	2025 Base Salary ($)
Douglas Francis	$750,000
Brian Camire	$450,000
Sarah Griffis	$400,000

Upon review, the Compensation Committee made no adjustment to, the annual base salaries of Messrs. Francis and Camire and Ms. Griffis, as part of its annual review of our executive compensation program.
The total base salaries paid to our Named Executive Officers during 2025 are set forth in the “Summary Compensation Table” below.
Cash Bonuses
Target Bonus Opportunities
From time to time, our Compensation Committee may adjust a Named Executive Officer’s target cash bonus opportunity after taking into account the Named Executive Officer’s position, role and responsibilities, experience, prior target cash bonus opportunity, the target bonus opportunities of our other Named Executive Officers, and our compensation objectives. Our Compensation Committee also considered information about the target bonus opportunities of similarly situated executives in other companies at a similar stage of development. Upon review, the Compensation Committee made no adjustments to the target cash bonus opportunities for Messrs. Francis and Camire and Ms. Griffis, as part of its annual review of our executive compensation program.
The target cash bonus opportunities of our Named Executive Officers for 2025, as a percentage of annual base salary, were as follows:

Named Executive Officer	2025 Target Cash Bonus Opportunity (as a percentage of base salary)	2025 Target Cash Bonus Opportunity ($)
Douglas Francis	100%	$750,000
Brian Camire	50%	$225,000
Sarah Griffis	50%	$200,000

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Evaluation of Performance
The cash bonuses awarded for 2025 by the Compensation Committee for Messrs. Francis and Camire and Ms. Griffis was 100% based on Company performance against Revenue and Adj. EBITDA targets set by management for fiscal year 2025 in the same manner as the core bonus plan for the rest of the employees of the Company. See the paragraph immediately below, Cash Bonus Payments for additional details regarding our cash bonus payments.
Cash Bonus Payments
In March 2026 the Compensation Committee approved the short-term incentive payments for 2025, which was 100% based on our actual financial performance for the year. The company performance award was based on (i) fiscal year 2025 Revenue achievement, and (ii) fiscal year 2025 Adj. EBITDA achievement (See Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a definition of non-GAAP, Adjusted EBIDTA and other information, including a reconciliation of net income (loss) to non-GAAP EBITDA and Adjusted EBIDTA for the fiscal years ended December 31, 2025 and 2024. The Compensation Committee reviewed and provided input on our Chief Executive Officer’s determinations as to each Named Executive Officer’s cash bonus target.
In March 2026, upon review and consideration of executive performance for 2025, our Compensation Committee determined that the 2025 short-term incentive goals achieved at 84% based on the 2025 Revenue, and 2025 Adjusted EBITDA (See Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a definition of non-GAAP, Adjusted EBIDTA and other information, including a reconciliation of net income (loss) to non-GAAP EBITDA and Adjusted EBIDTA for the fiscal years ended December 31, 2025 and 2024).

Named Executive Officer	2025 Target Cash Bonus Opportunity ($)	Actual 2025 Cash Bonus ($)	Actual 2025 Cash Bonus (as a percentage of target cash bonus opportunity)
Douglas Francis	$750,000	$630,000	84%
Brian Camire	$225,000	$189,000	84%
Sarah Griffis	$200,000	$168,000	84%

Going forward, we anticipate the Compensation Committee will design and adopt a similar cash bonus plan for our Named Executive Officers as part of its annual review of our executive compensation program.
The annual bonuses awarded to our Named Executive Officers for 2025 are set forth in the “Summary Compensation Table” below.
In addition, on January 6, 2025, in connection with Ms. Griffis commencement of employment as of Chief Technology Officer, and in accordance with the terms of her executive employment agreement, Ms. Griffis received a signing bonus in the amount of $25,000.
Long-Term Equity Incentive Compensation
We encounter significant competition for qualified personnel, and long-term incentive compensation plays a critical role in our ability to attract, hire, motivate, and reward qualified and experienced executives. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executives without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our Class A Common Stock and, thereby,

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align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create value for our stockholders. Equity awards also help us retain our Named Executive Officers in a highly competitive market.
In December 2021, we granted time-based RSU awards and PRSU awards, which may be settled for shares of our Class A Common Stock, to motivate and reward our Named Executive Officers for long-term increases in the value of our Class A Common Stock. Ms. Griffis was not a Named Executive Officer at that time. In November 2024, we granted time-based RSU awards and PRSU awards, which may be settled for shares of our Class A Common Stock, to motivate and reward our Chief Executive Officer for long-term increases in the value of our Class A Common Stock. Mr. Camire did not receive any RSU awards in 2024 in his role as General Counsel. Ms. Griffis was not a Named Executive Officer at that time. In January 2025, we granted a time-based RSU award, which may be settled for shares of our Class A Common Stock, to Ms. Griffis in connection with the commencement of her employment as our Chief Technology Officer. In March 2025, we granted a time-based RSU award, which may be settled for share of our Class A Common Stock, to Mr. Camire in connection with our annual assessment of executive officer compensation to provide market-competitive compensation. We view these equity awards, whether the awards are subject to time-based vesting requirements or are to be earned based on the attainment of specific performance objectives over a multi-year performance period, as inherently variable since the grant date fair value of these awards may not necessarily be indicative of their value when, and if, the stock underlying these awards vest or are earned. Because RSU awards have value to the recipient even in the absence of stock price appreciation, we believe that we are able to incentivize and retain our Named Executive Officers using fewer shares of our Class A Common Stock than would be necessary if we used stock options to provide an equity stake in the Company. Further, since the value of RSU awards increases with any increase in the value of the underlying shares, RSU awards also provide incentives to our Named Executive Officers that are aligned with the interests of our stockholders. We believe that PRSU awards also served as an effective source of motivation for our Named Executive Officers to drive our financial performance. In addition, PRSU awards provided a direct link between compensation and stockholder return, thereby motivating our Named Executive Officers to focus on and strive to achieve both our annual and long-term financial and strategic objectives.
The Compensation Committee reviewed and determined the size of the equity awards of our current Named Executive Officers based on a formula that took into account each eligible Named Executive Officer’s position, qualifications, experience and a competitive market analysis prepared by its compensation consultant, and awarded time-based RSU awards to Ms. Griffis in January 2025 and Mr. Camire in March 2025. Based upon these factors, the Compensation Committee determined the size of each equity award at levels considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

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The equity awards granted to our Named Executive Officers in 2025 under the WM Technology, Inc. 2021 Equity Incentive Plan (the “2021 Equity Plan”), were as follows:

Named Executive Officer	RSU Awards (number of units) (#)	RSU Awards (grant date fair value) ($)	PRSU Awards (target number of units) (#)	PRSU Awards (grant date fair value) ($)
Douglas Francis	—	—	—	—
Brian Camire	1,800,000	$2,322,000	—	—
Sarah Griffis	1,800,000	$2,664,000	—	—

RSU Awards
The RSU awards granted to Mr. Camire in 2021, September 2023, and to Mr. Francis in November 2024 each vest in equal quarterly installments over three years following the vesting commencement date. The RSU award granted to Mr. Camire in March 2025 vests in equal quarterly installments over three years (except that 34% of Mr. Camire’s grant vested on the first quarterly date following the vesting commencement date). Vesting terminates upon the Named Executive Officer’s termination of continuous service with us. Each unit granted pursuant to these RSU awards represents a contingent right to receive one share of our Class A Common Stock for each unit that vests.
The RSU award granted to Ms. Griffis in January 2026 vested in equal quarterly installments over three years commencing on the first vest date (except that 33.33% of Ms. Griffis’ first grant vested on a one-year cliff first vest date), and vesting terminates upon Ms. Griffis’ termination of continuous service with us. Each unit granted pursuant to this RSU award represents a contingent right to receive one share of our Class A Common Stock for each unit that vests.
PRSU Awards
The PRSUs granted to Mr. Francis vest only if we achieved specified stock performance milestones during the performance period beginning on November 7, 2024 and ending on December 31, 2027 (the “Performance Period”). The actual number of PRSUs that vest will be determined based upon the following milestone achievements: (i) one half of the PRSUs will vest if the volume weighted average price of our Class A Common Stock during any period of 30 trading days during the Performance Period equals or exceeds $3.25, and (ii) one half of the PRSUs will vest if the volume weighted average price of our Class A Common Stock during any period of 30 trading days during the Performance Period equals or exceeds $5.00.
The number of PRSUs that vest will be determined by our Compensation Committee at any applicable time during Performance Period that an achievement milestone is met, but in no event past the 90-day period following the end of the Performance Period. Mr. Francis must remain employed by us through the determination date for the PRSU award to vest.
The equity awards vested to our Named Executive Officers during the performance period are set forth in the “Summary Compensation Table” below.
Health and Welfare Benefits
Our Named Executive Officers are generally eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all our other eligible employees. These benefits include medical, dental, and vision insurance, vacation, personal holidays, and sick days, basic life insurance and supplemental life insurance, short-term and long-term disability insurance, and a Section 401(k) retirement savings plan. In addition, our executives are eligible for life insurance and disability benefits paid for by us. In addition, Mr. Francis is eligible for a reimbursement of the annual membership fee for a concierge medical plan selected by Mr. Francis, subject to a net after-tax maximum yearly amount of $24,000, and, in 2025, Mr. Francis was reimbursed $39,571 (before tax).

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Section 401(k) Plan
We maintain a tax-qualified Section 401(k) retirement savings plan (the “Section 401(k) Plan”) that provides our employees, including our Named Executive Officers, who satisfy certain eligibility requirements, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to participate in the Section 401(k) Plan as of the first day of the month following the day they complete three months of employment and participants are able to defer, either on a pre-tax basis or on an after-tax (Roth) basis through contributions to the Section 401(k) Plan, up to 90% of their eligible compensation, but within the limits prescribed by the Internal Revenue Code (the “Code”). All participants’ interests in their deferrals are 100% vested when contributed. Under the Section 401(k) Plan, we make matching contributions of 100% of each participant’s elective deferrals of the first 1% of such participant’s eligible compensation plus 50% of each participant’s elective deferrals of the next 2% to 6% of such participant’s eligible compensation, up to a maximum matching contribution of 3.5% of eligible compensation. The Section 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the Section 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code.
We believe these benefits are generally consistent with those offered by other companies and specifically those companies with which we compete for employees. We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his duties, to make them more efficient and effective, and for recruitment and retention purposes. During 2025, our Named Executive Officers did not receive perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Equity Award Grant Policy
The Compensation Committee has adopted an equity award grant policy to ensure the integrity and efficiency of our equity award process. The Board has delegated to the Compensation Committee the express authority to serve as administrator of the 2021 Equity Plan, although such delegation of authority is not exclusive as the Board retains concurrent rights to grant equity awards under the 2021 Equity Plan.
The Compensation Committee has delegated to the Equity Grant Committee (which consists of our principal executive officer, General Counsel, and Chief Financial Officer) (the “EGC”) the nonexclusive authority to grant equity awards to employees who are not “officers” as defined in Rule 16a-1 of the Exchange Act. Further, the EGC may not grant any equity award to a member of the EGC, any member of the Board, or any consultant. At least annually, the EGC will provide the Compensation Committee with a report summarizing the equity awards granted by the EGC during the applicable period.
It is also our intent that no equity awards will be backdated, nor will the timing of the public release of material information or of the grant of an equity award be manipulated with the intent of benefiting an award recipient.

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Summary Compensation Table
The following table shows compensation awarded or paid to, or earned by, our Named Executive Officers with respect to the years ended 2025 and 2024. The amounts in the “Stock awards” column reflect our accounting expense for these equity awards, as further described in the footnotes to the table, and do not necessarily represent the actual economic value that was realized in the stated year or may be realized by the Named Executive Officers.
For 2025, our Named Executive Officers were:
•	Douglas Francis, our principal executive officer and Chief Executive Officer;
•	Brian Camire, our General Counsel and Secretary.
•	Susan Griffis, our Chief Technology Officer

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)	Non-equity incentive plan compensation ($)(4)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)(5)	Total ($)
Douglas Francis, Chief Executive Officer and Chairperson of the Board	2025	754,533	—	—	—	630,000	—	52,636	1,437,169
	2024	987,346	835,000	4,993,750	—	675,000	—	17,931	7,509,027
Brian Camire, General Counsel and Secretary	2025	445,335	—	2,322,000	—	189,000	—	13,065	2,969,400
	2024	413,154	—	—	—	184,950	—	14,238	612,342
Sarah Griffis, Chief Technology Officer	2025	397,802	25,000	2,664,000	—	168,000	—	11,754	3,266,556

1.
Ms. Griffis was appointed as our Chief Technology Officer, effective January 6, 2025. Because Ms. Griffis was not a Named Executive Officer prior to 2025, compensation information is not provided for 2024.

2.
The amounts represent performance-based, discretionary bonuses, including a performance bonus of $835,000 for Mr. Francis, and a sign-on bonus of $25,000 for Ms. Griffis in connection with the commencement of her employment as our Chief Technology Officer on January 6, 2025.

3.
Amounts reflect the grant date fair value of all time-based restricted stock unit (“RSU”) awards and performance-based restricted stock unit (“PRSU”) awards in accordance with ASC 718. The grant date fair value of each RSU award was measured based on the per share closing price of our Class A Common Stock on the date of grant. The grant date fair value of each PRSU awards was measured using a Monte Carlo simulation model. The amounts reported do not correspond to the economic value received by each Named Executive Officer from the equity award. For additional information regarding the market value of outstanding stock awards, see “Outstanding Equity Awards at Fiscal Year-End” below. For information regarding assumptions underlying the value of equity awards, see Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

4.	Includes amounts paid under the short-term incentive plan (“STIP”). as further described in the “Cash Bonus Payments” section above.
5.
The amounts include (i) group term life insurance premiums in excess of the broad-based benefit level of $815, $815 and $446 for 2025 for Messrs. Francis and Camire and Ms. Griffis, respectively and $816 and 806 for 2024 for Messrs. Francis and Camire, respectively; (ii) matching contributions under our 401(k) plan of $12,250, $12,250 and $11,308 for 2025 for Messrs. Francis and Camire and Ms. Griffis, respectively and $17,115 and $13,432 for 2024 for Messrs. Francis and Camire, respectively; and (iii) medical reimbursement of $39,571 for 2025 for Mr. Francis.

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Outstanding Equity Awards at Fiscal Year-End
The following table shows certain information regarding outstanding equity awards for the Named Executive Officers as of December 31, 2025:

			Option Awards					Stock Awards
Name	Grant Date	Vesting Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Douglas Francis	11/7/2024	(2)	—	—	—	—	—	2,894,931	2,388,608	—	—
	11/7/2024	(3)	—	—	—	—	—	—	—	4,342,391	3,582,907
Brian Camire	3/5/2025	(4)	—	—	—	—	—	975,001	804,473	—	—
	9/30/2023	(5)	—	—	—	—	—	163,870	135,209	—	—
	12/8/2020		247,909	—	—	10.00	—	—	—	—	—
	11/12/2019		433,840	—	—	8.03	—	—	—	—	—
Sarah Griffis	1/6/2025	(6)	—	—	—	—	—	1,800,000	1,485,180	—	—

1.	The market value is based on the closing price of our common stock as of December 31, 2025 of $0.8251 per share.
2.	The remaining unvested RSU award vests in eight equal quarterly installments beginning on February 15, 2026, subject to continued service with us.
3.
The PRSU award vests based upon achieving certain target prices for the Company’s common stock in accordance with the performance-based vesting conditions described above under “Long-Term Equity Incentive Compensation.”

4.	The remaining unvested RSU awards vest in nine equal quarterly installments beginning February 15, 2026, subject to continued service with us.
5.	The remaining unvested RSU award vests in three equal quarterly installments beginning on February 15, 2026, subject to continued service with us.
6.	One-third of the unvested RSU vests on February 16, 2026 and the remaining unvested RSU award vests in eight equal quarterly installments beginning May 15, 2026, subject to continued service with us.

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Narrative to Summary Compensation Table
For 2025, the compensation programs for our Named Executive Officers consisted of base salary, cash bonuses and equity-based incentive awards. Detailed information about these compensation programs can be found above in the section Executive Compensation – Compensation Elements.
Executive Employment Arrangements
Each of our Named Executive Officers have entered into an offer letter with Ghost Management Group, LLC, which provides for employment on an at-will basis.
Douglas Francis
Mr. Francis entered into an offer of continued employment with Ghost Management Group, LLC, dated November 7, 2024, reflecting his continued service as our Chief Executive Officer. Pursuant to the terms of the offer letter, Mr. Francis’ annual base salary is $750,000. Mr. Francis also is eligible to participate in the employee benefit plans generally available to our employees and maintained by us. In addition, Mr. Francis is eligible for a reimbursement of the annual membership fee for a concierge medical plan selected by Mr. Francis, subject to a net after-tax maximum yearly amount of $24,000.
Brian Camire
Mr. Camire previously entered into an offer letter with Ghost Management Group, LLC, dated April 4, 2019. Pursuant to the terms of the offer letter, Mr. Camire’s annual base salary was $350,000, which increased to $410,000 per year, and which further increased to $450,000 in March 2025. Mr. Camire also is eligible to participate in the employee benefit plans generally available to our employees and maintained by us.
Sarah Griffis
Ms. Griffis previously entered into an offer letter with Ghost Management Group, LLC, dated December 2, 2024. Pursuant to the terms of the offer letter, Ms. Griffis’ annual base salary is $400,000. Ms. Griffis also is eligible to participate in the employee benefit plans generally available to our employees and maintained by us.
Potential Payments Upon Termination or Change in Control
Each of Messrs. Francis and Camire and Ms. Griffis is eligible to participate in the Severance Plan, which provides certain benefits.
The Severance Plan provides for severance and change in control benefits to our Named Executive Officers upon a “change in control termination” or a “regular termination” (each, as described below). Upon a change in control termination, Mr. Camire and Ms. Griffis are entitled to (i) a lump sum payment equal to 12 months of his or her base salary, (ii) a lump sum payment equal to 100% of his or her annual target cash bonus, (iii) full vesting acceleration of all outstanding equity awards (with any performance-based vesting awards deemed achieved at target level), and (iv) payment of group health insurance premiums for 12 months. Upon a change in control termination, Mr. Francis (together with Mr. Camire and Ms. Griffis, our current Named Executive Officers eligible to participate in the Severance Plan) is entitled to (i) a lump sum payment equal to 18 months of his base salary, (ii) a lump sum payment equal to 150% of his annual target cash bonus, (iii) full vesting acceleration of all outstanding equity awards (with any performance-based vesting awards deemed achieved at target level), and (iv) payment of group health insurance premiums for 18 months. Upon a regular termination, Mr. Camire and Ms. Griffis are entitled to (i) continued payment of his or her base salary for 9 months, (ii) a lump sum payment equal to 75% of his or her annual target cash bonus, and (iii) payment of group health insurance premiums for 9 months. Upon a regular termination, Mr. Francis is entitled to (i) continued payment of his base salary for 12 months, (ii) a lump sum payment equal to 100% of his annual target cash bonus, and (iii) payment of group health insurance premiums for 12 months. All benefits under the Severance Plan are subject to the Named Executive Officer’s execution of an effective release of claims against us.

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For purposes of the Severance Plan, a “change in control termination” is a termination by us without “cause” (and not as a result of death or disability) or a resignation by the Named Executive Officer for “good reason” (each, as defined in the Severance Plan), that occurs during the period of time beginning three months before the closing of, and ending 12 months following the closing of, a “change in control” (as defined in our 2021 Equity Plan), which we refer to as the “change in control period.” A “regular termination” is a termination by us without cause that does not occur during a change in control period. No benefits are payable pursuant to our Severance Plan in the event of a Named Executive Officer’s retirement or voluntary resignation (other than for Good Reason, as described above).
The following table quantifies the amount of cash payments, continued health benefits, and the value of any equity acceleration our eligible Named Executive Officers would have received in connection with certain terminations of employment as if such termination of employment had occurred on December 31, 2025.

Name	Triggering Event	Salary ($)	Bonus ($)	Continued Benefits ($)	Equity Acceleration ($)(1)	Total ($)
Douglas Francis	Involuntary Termination (non-CIC)	750,000	750,000	35,376	—	1,535,376
	Involuntary Termination during CIC period	1,125,000	1,125,000	53,064	5,971,514	8,274,578
Brian Camire	Involuntary Termination (non-CIC)	337,500	168,750	18,528	—	524,778
	Involuntary Termination during CIC period	450,000	225,000	24,703	939,682	1,639,385
Sarah Griffis	Involuntary Termination (non-CIC)	300,000	150,000	8,480	—	458,480
	Involuntary Termination during CIC period	400,000	200,000	11,306	1,485,180	2,096,486

1.	The market value of equity acceleration is calculated based on the closing price of our common stock as of December 31, 2025 of $0.8251 per share.
Pension Benefits and Retirement Plan
Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2025 other than the 401(k) Plan.
Clawback Policy
In 2023, we adopted our Incentive Compensation Recoupment Policy in compliance with requirements under the Dodd Frank Wall Street Reform and Consumer Protection Act and related Nasdaq listing rules, which was amended and restated in 2024. Our Incentive Compensation Recoupment Policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

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Director Compensation
Non-Employee Director Compensation
In 2025, we compensated our non-employee directors in accordance with a Non-Employee Director Compensation Policy. The Non-Employee Director Compensation Policy is intended to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber directors who are not our employees or officers.
The Non-Employee Director Compensation Policy was amended in 2023 with changes effective on 1/1/2023. The Non-Employee Director Compensation Policy, as amended, that remained effective for 2025 consisted of the following elements:

Description of Non-Employee Director Compensation	Amount ($)
Annual Retainer for Board Membership(1)(2)	50,000
New Director Grant of RSUs for New Non-Employee Directors(3)(4)	200,000
Initial Term Grants for Existing Non-Employee Directors(4)(5)	200,000
Annual RSU Grant for All Non-Employee Directors(5)(6)	200,000
Committee Additional Cash Retainer
Audit Committee Chairperson(1)(2)	20,000
Audit Committee member (other than Chairperson)(1)(2)	10,000
Compensation Committee Chairperson(1)(2)	15,000
Compensation Committee member (other than Chairperson)(1)(2)	7,500
Nominating and Corporate Governance Committee Chairperson(1)(2)	10,000
Nominating and Corporate Governance Committee member (other than Chairperson(1)(2)	5,000
Technology Committee Chairperson(1)(2)	15,000
Technology Committee member (other than Chairperson)(1)(2)	7,500
Additional Annual Retainer for Chairperson of the Board (if a Non-Employee Director)(1)(2)	60,000
Additional Annual Retainer for Lead Independent Director(1)(2)	25,000
Additional Meeting Fees for each Director(7)	1,000

1.	Vested upon payment and paid in arrears on the last business day of each fiscal quarter in which the Non-Employee Director’s service occurred.
2.
If a Non-Employee Director joins the Board or a committee of the Board at a time other than effective as of the first day of a fiscal quarter, this annual retainer will be pro-rated based on days served in the applicable fiscal year, with the pro-rated amount paid for the first fiscal quarter in which the Non-Employee Director provides the service, and regular full quarterly payments thereafter.

3.
Each Non-Employee Director elected or appointed to be a Non-Employee Director for the first time will receive an initial one-time RSU grant (the “New Director Grant”) with an aggregate value of approximately (i) $200,000 multiplied by the ratio of (A) the number of calendar months between their commencement date and the first anniversary of the date of our most recent annual meeting of our stockholders, rounded up to the nearest whole number, and (B) 12, plus (ii) $200,000 multiplied by the number of whole calendar years remaining on their initial term. The portion of the grant described in clause (i) of the prior sentence will vest on the date of the next annual meeting of our stockholders (the “First Meeting Date”) and the portion of the grant described in clause (ii) of the prior sentence, if any, will vest in equal annual installments on the date of each annual meeting of our stockholders (an “Annual Meeting Date”) following the First Meeting Date that is part of their initial term.

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4.
All vesting is subject to the Non-Employee Director’s Continuous Service (as defined in the 2021 Equity Plan) through the applicable vesting date. In the event of a change of control (as defined in the 2021 Equity Plan), any unvested portion of an equity award granted to our Non-Employee Directors pursuant to the Non-Employee Director Compensation Policy shall vest as follows: (i) the portion of each New Director Grant held by such Non-Employee Director that, if the change in control had not occurred, would have vested at each of the next two Annual Meeting Dates following the closing date will, immediately prior to the closing, accelerate and become vested; (ii) the portion of each Initial Term Grant held by such Non-Employee Director that, if the change in control had not occurred, would have vested at the next Annual Meeting Date following the closing date will, immediately prior to the closing, accelerate and become vested; and (iii) the portion of each Renewal Term Grant held by such Non-Employee Director that, if the change in control had not occurred, would have vested at the next Annual Meeting Date following the closing date will, immediately prior to the closing, accelerate and become vested.

5.
On October 1, 2023, each Non-Employee Director who was then in office automatically received a one-time grant of restricted stock units (each, an “Initial Term Grant”) with an aggregate value of approximately $200,000 multiplied by the number of whole calendar years remaining on the Non-Employee Director’s term. Each Initial Term Grant will vest in equal annual installments on the date of each remaining Annual Meeting Date following the First Meeting Date subsequent to the effectiveness of the Initial Term Grant that is part of the Non-Employee Directors current term. The Initial Term Grant may only be granted once to any Non-Employee Director.

6.
At the close of business on the date of each annual meeting of our stockholders, each Non-Employee Director who is re-elected by our stockholders to continue as a member of the Board following the date of such annual meeting of our stockholders will receive an RSU grant (the “Renewal Term Grant”) with an aggregate value of approximately $600,000, that vests in three equal annual installments over the next three Annual Meeting Dates.

7.
Any Outside Director who attends more than eight (8) meetings of (i) the Board plus (ii) any ad hoc or special committee meetings not named in I.(b) above during any calendar year will receive an additional $1,000 for each meeting attended in the calendar year in excess of eight (8). Any Outside Director who attends more than eight (8) meetings of any Committee named in I.(b) above on which that Outside Director serves during any calendar year will receive $1,000 for each meeting of that Committee attended in the calendar year in excess of eight (8).

The following table shows certain information with respect to the compensation of all non-employee directors of the Company in 2025. These amounts reflect our accounting expense for these RSUs, as further described in the footnotes to the table, and do not represent the actual economic value that was realized in 2025 or may be realized upon vesting by the non-employee director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other compensation ($)	Total ($)
Tony Aquila(3)	88,750	—	—	—	—	—	88,750
Anthony Bay	90,000	506,727	—	—	—	—	596,727
Douglas Francis	—	—	—	—	—	—	—
Brenda Freeman	145,000	—	—	—	—	—	145,000
Olga Gonzalez(4)	92,935	—	—	—	—	—	92,935
Scott Gordon(5)	62,500	—	—	—	—	—	62,500
Glenn Ibbott	75,694	506,727	—	—	—	—	582,421

1.	The following table shows, for each named individual, the aggregate shares under stock awards and the aggregate shares underlying option awards held by that individual as of December 31, 2025.
2.
Amounts reflect the grant date fair value of all service-vesting RSU awards in accordance with ASC 718, rather than amounts paid to or realized by the named individual. The grant date fair value of each RSU award was measured based on the closing price of our shares of our Class A Common Stock on the date of grant. The amounts reported do not correspond to the economic value received by each non-employee director from the equity award. For information regarding assumptions underlying the value of equity awards, see Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

3.	Mr. Aquila resigned as a member of the Board, effective September 2, 2025.
4.	Ms. Gonzalez resigned as a member of the Board, effective September 2, 2025.
5.	Mr. Gordon resigned as a member of the Board, effective April 6, 2026.

WM Technology, Inc.	51	2026 Proxy Statement

Name	Aggregate Stock Awards Outstanding as of December 31, 2025
Tony Aquila	—
Anthony Bay	545,454
Brenda Freeman	156,250
Olga Gonzalez	—
Scott Gordon	377,358[1]
Glen Ibbott	545,454

1.
In connection with Mr. Gordon's resignation from the Board, effective April 6, 2026, the Company agreed to accelerate the vesting of 188,679 RSUs subject to this award, contingent upon receipt of notice from Mr. Gordon of his intent to resign as a director of the Company, effective as of immediately prior to the effectiveness of Mr. Gordon's resignation. The remainder of the unvested RSUs were forfeited.

WM Technology, Inc.	52	2026 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (“CAP”) to our principal executive officers (“PEOs”) and our non-PEO Named Executive Officers (“Non-PEO NEOs”) and certain financial performance of the Company. Also as required by the SEC, this section compares CAP to various measures used to gauge performance at the Company. Accordingly, the table below includes the following “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K: Revenue. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay and the Compensation Committee did not consider the disclosure below in making its pay decisions for any of the years shown. For information on our executive compensation program and the Compensation Committee’s approach, refer to the above Narrative Disclosure to Summary Compensation Table and Outstanding Equity Awards at Fiscal Year-End table.
Pay Versus Performance

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1) ($)	CAP to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average CAP to Non-PEO NEOs(4) ($)	Total Shareholder Return(5) ($)	Net Income (Loss) (millions)(6) ($)
2025	1,437,169	(4,221,410)(7)	3,117,978	2,177,005(7)	81.69	$3.26
2024	7,509,027	12,875,782	594,250	629,840	136.63	$12.19
2023	1,162,045	1,153,035	1,593,985	1,186,043	71.29	$(15.73)

1.
The dollar amounts reported are total compensation reported for Mr. Francis (our Chairperson of the Board and Principal Executive Officer since November 7, 2022) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.

2.
The dollar amounts reported represent CAP to Mr. Francis as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Francis during the applicable year adjusted in accordance with the requirements of Item 402(v) of Regulation S-K.

3.
The dollar amounts reported represent the average of the amounts reported for Non-PEO NEOs in the “Total” column of the Summary Compensation Table in each applicable year. The Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Brian Camire, General Counsel, and Sarah Griffis, Chief Technology Officer, (ii) 2024, Brian Camire, General Counsel, Susan Echard, Chief Financial Officer and Duncan Grazier, Chief Technology Officer; and (ii) for 2023, Brian Camire, General Counsel and Duncan Grazier, Chief Technology Officer .

4.
The dollar amounts reported represent the average amount of CAP to Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to Non-PEO NEOs during the applicable year adjusted in accordance with the requirements of Item 402(v) of Regulation S-K.

5.
The dollar amounts reported represent the cumulative Total Shareholder Return (“TSR”) on a fixed investment of $100 in the Company’s Class A Common Stock, including the cumulative amount of dividends, for the measurement period beginning on the last trading day of 2022 through the last trading day of the applicable fiscal year, assuming dividend reinvestment.

6.	The dollar amounts for Net Income (Loss) reported represent the amount reflected in the Company’s audited financial statements for the applicable year.

WM Technology, Inc.	53	2026 Proxy Statement

7.
For fiscal year 2025, the CAP to our PEO and the average CAP to the Non-PEO NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2025, computed in accordance with Item 402(v) of Regulation S-K:

Fiscal Year	Mr. Francis (PEO) 2025	Non-PEO NEOs (Average) 2025
Summary Compensation Table total	1,437,169	3,117,978
Less: Grant Date Fair Value of Stock Awards Columns in the Summary Compensation Table for Applicable Fiscal Year*	—	(2,493,000)
± Fair Value at Applicable Fiscal Year-End of Awards Granted during Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End*	—	1,144,827
± Change in Fair Value from the end of the Prior Fiscal Year to the end of the Applicable Fiscal Year of Awards Granted during Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End*	(5,362,863)	(45,466)
± Vesting Date Fair Value of Awards Granted in Applicable Fiscal Year that Vested During Applicable Fiscal Year*	—	474,985
± Change in Fair Value from the end of the Prior Fiscal Year to the Vesting Date of Awards Granted during Prior Fiscal Year that Vested During Applicable Fiscal Year*	(295,716)	(22,319)
- Fair Value at Prior Year End of Awards Granted during Prior Fiscal Year that were Forfeited during Applicable Fiscal Year*	—	—
Other earnings paid on equity awards prior to the vesting date	—	—
CAP	(4,221,410)	2,177,005

*	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

WM Technology, Inc.	54	2026 Proxy Statement

Required Disclosure of the Relationship Between CAP and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.
The graph below illustrates the relationship between CAP to our PEOs and CAP to our Non-PEO NEOs.

WM Technology, Inc.	55	2026 Proxy Statement

The graph below illustrates the relationship between Net (loss) Income and PEO CAP and Average Non-PEO NEOs CAP.

 All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

WM Technology, Inc.	56	2026 Proxy Statement

Certain Relationships and Related Person Transactions
The following is a summary of transactions since January 1, 2024, to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, managers, promoters, beneficial holders of more than 5% of our membership interests, or any associates or affiliates thereof had or will have a direct or indirect material interest, other than compensation arrangements which are described in the section entitled “Executive Compensation.”
Amended Operating Company Agreement
Concurrently with the closing of the business combination among Silver Spike Acquisition Corp. on June 16, 2021 (the “Closing Date”), its wholly owned direct subsidiary Silver Spike Merger Sub LLC, and WM Holding Company, LLC (the “Business Combination”), the WMH LLC operating agreement was further amended and restated in its entirety to become the Fourth Amended and Restated Operating Agreement (the “Amended Operating Agreement”). Messrs. Camire, Francis and Hartfield and Ghost Media Group, LLC all own Paired Interests and Class P Units as described in the section titled “Security Ownership of Certain Beneficial Owners and Management.”
Rights of the Units
Pursuant to the Amended Operating Agreement, the Units are entitled to share in the profits and losses of WMH LLC and to receive distributions as and if declared by the managing member of WMH LLC and have no voting rights. The Amended Operating Agreement generally establishes the rights and vesting conditions of the LTIP Units and the Class P Units, which are treated as profits interests in WMH LLC, and may be offered to directors, employees, officers, consultants or other service providers. LTIP Units and Class P Units have all the rights, privileges, preferences, and obligations as are specifically provided for in the Amended Operating Agreement, and as may otherwise be generally applicable to all classes of Units, however, LTIP Units and Class P Units are not entitled to vote on any matter subject to a vote of the members, except as otherwise required by law.
Management
We, as the managing member of WMH LLC, have the sole vote on all matters that require a vote of members under the Amended Operating Agreement or applicable law. The business, property and affairs of WMH LLC are managed solely by the managing member, and the managing member cannot be removed or replaced except by the incumbent managing member.
Distributions
We, as managing member of WMH LLC may, in our sole discretion, authorize distributions to the WMH LLC members (to the extent of available cash, as defined in the amended operating agreement). Subject to provisions in the Amended Operating Agreement governing tax distributions and the treatment of Class P Units and LTIP Units (as defined in the Amended Operating Agreement), all such distributions will be made pro rata in accordance each member’s number of Class P Units.
The holders of Class P Units will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of WMH LLC. Net profits and net losses of WMH LLC will generally be allocated to its members pro rata in accordance with the percentages of their respective ownership of Units. The Amended Operating Agreement provides for pro rata cash distributions to the holders of Units for purposes of funding their tax obligations in respect of the taxable income of WMH LLC that is allocated to them. Generally, these tax distributions will be computed based on WMH LLC’s estimate of the net taxable income of WMH LLC allocable to each

WM Technology, Inc.	57	2026 Proxy Statement

holder of Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident of California or New York, New York (taking into account the non-deductibility of certain expenses, the character of our income, and the deductibility of state and local income taxes, to the extent applicable, but not taking into account any deduction under Section 199A of the Code). As a result of (i) potential differences in the amount of net taxable income allocable to us and the other Unit holders, (ii) the lower tax rate applicable to corporations than individuals and (iii) the use of an assumed tax rate in calculating WMH LLC’s distribution obligations, we may receive tax distributions significantly in excess of its tax liabilities and obligations to make payments under the TRA.
Upon the liquidation or winding up of WMH LLC, subject to the treatment of Class P Units and LTIP Units (as defined in the Amended Operating Agreement) and tax distributions, all net proceeds thereof will be distributed in accordance with each member’s number of Units.
Transfer Restrictions
The Amended Operating Agreement contains restrictions on transfers of units and requires the prior consent of the managing member for such transfers, except in specified cases, including (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Units for shares of Class A Common Stock or cash pursuant to the exchange agreement.
Exchange Agreement
Concurrently with the Closing, we, WMH LLC and the Unit holders, including Messrs. Camire, Francis, Hartfield and Ghost Media Group, LLC, as described in the section titled “Security Ownership of Certain Beneficial Owners and Management,” entered into an exchange agreement (the “Exchange Agreement”). The terms of the Exchange Agreement provide the Unit holders (or certain permitted transferees thereof) with the right from time to time at and after 180 days following the Business Combination to exchange their vested Paired Interests for shares of Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, and to exchange their vested Class P Units for shares of Class A Common Stock with a value equal to the value of such Class P Units less their participation threshold, or, in each case, at the Company’s election, the cash equivalent of such shares of Class A Common Stock. By default, each exchange will take the form of a redemption by us of the WMH Units in exchange for Class A Common Stock or cash, as applicable, unless we elect to effect such exchange directly with the applicable Unit holder. The shares of Class V Common Stock surrendered in any exchange will be immediately cancelled.
The Exchange Agreement provides that, as a general matter, a Unit holder does not have the right to exchange Units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements with us and our subsidiaries to which the Unit holder may be subject, including the Amended Operating Agreement and the Exchange Agreement. Additionally, the Exchange Agreement contains restrictions on redemptions and exchanges intended to prevent WMH LLC from being treated as a “publicly traded partnership” for U.S. federal income tax purposes. These restrictions are modeled on certain safe harbors provided for under applicable U.S. federal income tax law. We may impose additional restrictions on exchanges that it determines to be necessary or advisable so that WMH LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.
Tax Receivable Agreement
Concurrently with the Closing, we, the Holder Representative and the Class A Unit holders, including Mr. Francis, Mr. Hartfield and Ghost Media Group, LLC, as described in the section titled “Security Ownership of Certain Beneficial Owners and Management,” entered into the tax receivable agreement, (the “TRA”), pursuant to which we are required to pay to holders of Class A Units, in the aggregate, 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realizes as a result of (i) increases to the tax basis of WMH LLC’s assets resulting from our acquisition of common units for cash in

WM Technology, Inc.	58	2026 Proxy Statement

the Business Combination and taxable redemptions or exchanges of Class A Units for shares of Class A Common Stock or cash pursuant to the Exchange Agreement, (ii) tax benefits related to imputed interest or (iii) tax attributes resulting from payments made under the TRA. The payment obligations under the TRA are our obligations and not obligations of WMH LLC.
The payments we will be required to make under the TRA may be substantial. Assuming no material changes in relevant tax law, that there are no future redemptions or exchanges of Class A Units and that we earn sufficient taxable income to realize all tax benefits that are subject to the TRA, the tax savings associated with acquisitions of common units in the Business Combination would aggregate to approximately $165.0 million, as of December 31, 2025, over 15 years from the Closing Date. Under this scenario, we would be required to pay to the Class A Unit holders approximately 85% of such amount, or $138.9 million, as of December 31, 2025, over the 15-year period from the Closing Date. The actual amounts we will be required to pay may materially differ from these hypothetical amounts, because potential future tax savings that we will be deemed to realize, and the TRA payments made by us, will be calculated based in part on the market value of the Class A Common Stock at the time of each redemption or exchange under the exchange agreement and the prevailing applicable tax rates applicable to us over the life of the TRA and will depend on us generating sufficient taxable income to realize the tax benefits that are subject to the TRA. Payments under the TRA are not conditioned on the Class A Unit holders’ continued ownership of WMH LLC.
Payments under the TRA will be based on the tax reporting positions we determine, and the IRS or another tax authority may challenge all or a part of the existing tax basis, tax basis increases, or other tax attributes subject to the TRA, and a court could sustain such challenge. The parties to the TRA will not reimburse us for any payments previously made if such tax basis or other tax benefits are subsequently disallowed, except that any excess payments made to a party under the TRA will be netted against future payments otherwise to be made under the TRA, if any, after the determination of such excess.
In addition, the TRA provides that if (1) we breach any of our material obligations under the TRA (including in the event that we are more than three months late making a payment that is due under the TRA, except in the case of certain liquidity exceptions), (2) we are subject to certain bankruptcy, insolvency or similar proceedings, or (3) at any time, we elect an early termination of the TRA, our obligations under the TRA (with respect to all Class A Units, whether or not such units have been exchanged or redeemed before or after such transaction) would accelerate and become payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the TRA. The TRA also provides that, upon certain mergers, asset sales or other forms of business combination, or certain other changes of control, (A) our obligations under the TRA with respect to Class A Units that have been exchanged or redeemed prior to or in connection with such change of control transaction would accelerate and become payable in a lump sum as described above and (B) with respect to Class A Units that have not been exchanged as of such change of control transaction, our or our successor’s obligations under the TRA would be based on certain assumptions, including that our or our successor would have sufficient taxable income to fully utilize the increased tax deductions and tax basis and other benefits covered by the TRA. As a result, upon any acceleration of our obligations under the TRA (including upon a change of control), we could be required to make payments under the TRA that are greater than 85% of our actual cash tax savings, which could negatively impact its liquidity. The change of control provisions in the TRA may also result in situations where the Class A Unit holders have interests that differ from or are in addition to those of the Class A stockholders.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the TRA depends on our ability to make distributions to us. To the extent that we are unable to make payments under the TRA for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.
Amended and Restated Registration Rights Agreement
Concurrently with the Closing, Silver Spike Sponsor, LLC (“Silver Spike Sponsor”) and certain Unit holders, including Messrs. Camire, Francis, Silver Spike Sponsor, LLC and Ghost Media Group, LLC, as described in the section titled “Security Ownership of Certain Beneficial Owners and Management,” entered into the Amended and Restated Registration Rights Agreement, dated June 16, 2021, among us and certain of

WM Technology, Inc.	59	2026 Proxy Statement

our stockholders (the “Amended and Restated Registration Rights Agreement”). As a result, Silver Spike Sponsor, LLC and such certain Unit holders are able to make a written demand for registration under the Securities Act of all or a portion of their registrable securities, subject to a maximum of three such demand registrations for Silver Spike Sponsor, LLC and three such demand registrations for such certain Unit holders thereto, in each case so long as such demand includes a number of registrable securities with a total offering price in excess of $10.0 million. Any such demand may be in the form of an underwritten offering, it being understood that we will not be able to conduct more than two underwritten offerings where the expected aggregate proceeds are less than $25.0 million but in excess of $10.0 million in any 12-month period. In addition, the holders of registrable securities will have “piggy-back” registration rights to include their securities in other registration statements filed by us. We have filed a resale shelf registration statement covering the resale of all registrable securities within 45 days of the Closing.
Silver Spike Related Transactions and Agreements
In connection with the closing of Silver Spike Acquisition Corp.’s (“Silver Spike’s”) Initial Public Offering (“IPO”), Silver Spike Sponsor granted sponsor LLC equity interests to Silver Spike’s independent directors that collectively comprised approximately 1% of the outstanding equity interests in Silver Spike Sponsor.
Silver Spike Sponsor purchased an aggregate of 7,000,000 Private Placement Warrants for a purchase price of $1.00 per warrant in a private placement simultaneously with the closing of Silver Spike’s IPO. Each Private Placement Warrant may be exercised for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as provided herein. The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of the Business Combination.
In connection with the Business Combination, we paid $1.1 million in certain transaction costs reimbursable by Silver Spike Sponsor, an affiliate to a member of the Board. On March 16, 2023, Silver Spike Holdings, an affiliate of Silver Spike Sponsor, entered into a promissory note with us and agreed to pay the principal amount in 12 equal quarterly installments commencing on March 31, 2023. The promissory note will bear interest at a rate of 5% per annum commencing on March 31, 2023. In an event of default, the outstanding principal amount shall bear interest for the entire period during which the principal balance is unpaid at a rate which is equal to 10% per annum. As of December 31, 2025, the remaining balance of the promissory note receivable was $0.1 million. We received a total of $0.3 million in 2025 for principal and interest related to the promissory note receivable.
During the years ended December 31, 2025 and 2024, the Company reimbursed $0.4 million and $0.2 million, respectively, in certain legal fee to Silver Spike Holdings, an affiliate to a member of the board of directors in connection with the SEC investigation disclosed in the Company’s Form 10-K.
Certain Other Enterprises
Shield Management Group, LLC is a business in which currently Mr. Francis indirectly owns a majority interest, and Mr. Hartfield indirectly owns a minority interest. In 2024 and 2025, Shield Management Group, LLC used our listing products and participated in other brand promotion opportunities. Shield Management Group, LLC paid us a total of $223,855 and $301,283 in 2025 and 2024, respectively for such products and services.
Glasir Group, LLC is a business owned by Mr. Francis and his spouse. During the second quarter of 2022, we entered into a sublease agreement with Glasir Group, LLC of our offices located at 43 Discovery, Irvine, California 92618. The sublease commenced on June 1, 2022, and was terminated on October 31, 2024. Glasir Group, LLC paid us a total of $1,351,053 in 2024, respectively for rent under the sublease.

WM Technology, Inc.	60	2026 Proxy Statement

Scott Gordon RSU Acceleration
On July 24, 2024, the Company granted Scott Gordon an award of 566,037 RSUs, of which 377,358 RSUs remained unvested prior to Mr. Gordon's resignation from the Board, effective April 6, 2026. In connection with his resignation, the Company agreed to accelerate the vesting of 188,679 RSUs subject to this award, contingent upon receipt of notice from Mr. Gordon of his intent to resign as a director of the Company, effective as of immediately prior to the effectiveness of Mr. Gordon's resignation. The remainder of the RSUs subject to this award were forfeited.
Other Transactions
We have entered into employment and other agreements with certain of our executive officers. For a description of agreements with our Named Executive Officers, see the sections entitled “Executive Compensation - Executive Employment Arrangements” and “-Outstanding Equity Awards at December 31, 2025.”
We have granted equity awards to certain of our executive officers. For a description of equity awards granted to our Named Executive Officers, see the section entitled “Executive Compensation.”
We entered into indemnification agreements with substantially all of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We have entered into an employment agreement with Russ Francis, the brother of Douglas Francis, our Chief Executive Officer and Chairman of the Board. Pursuant to his employment agreement, Russ Francis will serve as a Senior Web Designer and receive an annual salary of $170,000, benefits and be eligible for a 10% target bonus.
We have entered into an employment agreement with Sydnee Francis, the daughter of Douglas Francis, our Chief Executive Officer and Chairman of the Board. Pursuant to her employment agreement, Sydnee Francis will serve as a Marketplace Business Analyst and receive an annual salary of $100,000, benefits and be eligible for a 10% target bonus.
Related Person Transactions Policy
The Board has adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related-person transactions. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person are, were or will be participants, in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related-person transactions under this policy.
Under the policy, a related person is any executive officer, director, nominee to become a director or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.
Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer or significant stockholder or his, her or its immediate family members and inform our Audit Committee pursuant to this policy before such related person may engage in the transaction.

WM Technology, Inc.	61	2026 Proxy Statement

In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:
•	the risk, cost and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction; and
•	the availability of other sources for comparable services or products.
Our Audit Committee shall approve only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

WM Technology, Inc.	62	2026 Proxy Statement

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or WM Technology, Inc. Direct your written request to Investor Relations at investors@weedmaps.com; 41 Discovery, Irvine CA 92618 or (844) 933-3627. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

WM Technology, Inc.	63	2026 Proxy Statement

Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Brian Camire
Brian Camire
General Counsel and Secretary
April   , 2026
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2025 is available without charge upon written request to: Brian Camire, 41 Discovery, Irvine, California 92618.

WM Technology, Inc.	64	2026 Proxy Statement

Appendix A
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION
OF
WM TECHNOLOGY, INC.
[   ], 2026
WM Technology, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1.
The name of the corporation is “WM Technology, Inc.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on June 15, 2021 (the “Certificate of Incorporation”).

2.	Section 7.2 of the Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:
“Term. Each Director (other than Preferred Stock Directors) shall be elected at each annual meeting of stockholders and shall hold office until the following annual meeting of stockholders and until his or her successor shall be duly elected and qualified, or until his or her death, disqualification, resignation or removal.”
3.	Section 7.3 of the Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:
“Vacancies and Newly Created Directorships. Subject to any limitations imposed by applicable law and the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board, and not by the stockholders. Any Director so chosen shall hold office until the next election of directors and until his or her successor shall be duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.”
4.	The foregoing amendments to the Certificate of Incorporation were duly approved by the Board of Directors of the Corporation (the “Board”).
5.
Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted and approved in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

[SIGNATURE PAGE FOLLOWS]

WM Technology, Inc.	A-1	2026 Proxy Statement

IN WITNESS WHEREOF, WM Technology, Inc. has caused this Certificate of Amendment to be duly executed and acknowledged in its name and on behalf by an authorized officer of the date first set forth above.

WM TECHNOLOGY, INC.

By:
Name:	Douglas Francis
Title:	Chief Executive Officer

WM Technology, Inc.	A-2	2026 Proxy Statement

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

WM TECHNOLOGY, INC.
41 DISCOVERY
IRVINE, CA 92618

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 23, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MAPS2026**

You may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 23, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95894-P52147 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WM TECHNOLOGY, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

The Board of Directors recommends you vote FOR each director nominee.

4. Election of Directors

Nominees:

	For	Withhold
4a. Anthony Bay	☐	☐
4b. Brent Cox	☐	☐
4c. Harry DeMott	☐	☐
4d. Douglas Francis	☐	☐
4e. Brenda Freeman	☐	☐
4f. Glenn Ibbott	☐	☐
4g. Nick Rellas	☐	☐

Nominees:

	For	Withhold
4h. Brent Cox	☐	☐
4i. Harry DeMott	☐	☐
4j. Brenda Freeman	☐	☐

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2025 Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com.

V95895-P52147

WM TECHNOLOGY, INC.
2026 Annual Meeting of Stockholders
June 24, 2026 10:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the 2026 Annual Meeting of Stockholders of WM Technology, Inc. and the accompanying Proxy Statement, and hereby appoint(s) Brian Camire and Susan Echard, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WM TECHNOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 24, 2026, virtually at www.virtualshareholdermeeting.com/MAPS2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side